Exhibit 10.2



               MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT

                          Dated as of December 24, 2001

                                      Among

                                PW FUNDING INC.,

                       CAMBRIDGE HEALTHCARE FUNDING INC.,
                                       and

                        LARSON FINANCIAL RESOURCES, INC.,
                                    Borrowers



                               FLEET NATIONAL BANK
                                      Agent


                                       and


                   THE LENDERS NAMED HEREIN FROM TIME TO TIME
                (INCLUDING FLEET NATIONAL BANK IN SUCH CAPACITY)
                                     Lenders






                               Up to $100,000,000

               MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT
               --------------------------------------------------


        THIS MORTGAGE WAREHOUSING CREDIT AND SECURITY AGREEMENT is made and entered into as of the _____ day of __________, 2001, by and among PW FUNDING INC., a Delaware corporation ("PWF"), CAMBRIDGE HEALTHCARE FUNDING INC., a Delaware corporation ("Cambridge"), and LARSON FINANCIAL RESOURCES, INC., a New Jersey corporation ("Larson"), (hereinafter, PW, Cambridge and Larson are referred to singly as a "Borrower" and collectively as the "Borrowers"), FLEET NATIONAL BANK as a Lender (as hereinafter defined) and as agent (in such capacity, the "Agent") for itself and the other Lenders, and such Lenders.

        FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.      BACKGROUND.

        1.1 Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined herein are defined either in Exhibit A, or in another Loan Document, as provided in Exhibit A.

        1.2 Establishment of Facility. The Borrowers have requested that the Lenders establish this secured mortgage warehousing facility (the "Facility"), the proceeds of the Warehousing Advances made under which shall be used by the respective Borrowers to fund Eligible Loans. The Borrowers shall be jointly and severally liable for all Obligations hereunder, regardless of which Borrower requested any particular Warehousing Advance or provided any particular item of Collateral hereunder.

        1.3 Guarantor. Each Guarantor shall guaranty the Obligations subject to the terms and conditions of their respective Guaranties.

        1.4 General. Unless otherwise specified in the Loan Documents: (i) references in a Loan Document to "Sections," "Exhibits," and "Schedules" are to sections, exhibits, and schedules in and to such Loan Document, (ii) references in a Loan Document to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby, and (c) shall mean such document, instrument, or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby and in effect at any given time, (iii) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter, (iv) unless explicitly set forth to the contrary, a reference to a "Subsidiary" means a Subsidiary of a Borrower or a Subsidiary of such Subsidiary, and a reference to an "Affiliate" means a reference to an Affiliate of a Borrower, (v) titles and captions of Sections, subsections, and clauses in any Loan Document are for convenience only, and neither limit nor amplify the provisions of this
Agreement, (vi) unless otherwise indicated, all references to time are references to Boston, Massachusetts, time, (vii) all references to money
(including the symbol "$") are to lawful currency of the United States, references to "including" mean including without limiting the generality of any description preceding that word, (viii)



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the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (ix) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, and (x) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it,.

        1.5 Accounting Principles. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. The Borrowers shall notify the Agent of any change in GAAP from that in effect on the date hereof which would in any way effect the operation of any covenant in any Loan Documents (including covenants which relate to Persons other than the Borrowers, such as PWF and the Guarantors) whereupon, the Agent and the Borrowers shall attempt for a reasonable period (not to exceed ten (10) Business Days unless the Agent and the Borrower agree to extend such time period) to agree upon appropriate amendments to the affected covenants to eliminate such effect and to produce equivalent results, failing which, for purposes of calculating such financial covenants, GAAP will mean generally accepted accounting principles on the date just prior to the date on which any such change in GAAP became effective.


2. LOAN PROVISIONS.

        2.1 The Facility.

                2.1.1 Subject to the terms and conditions of this Agreement, the Lenders agree to make Warehousing Advances to Borrowers from the Closing Date to the Business Day immediately preceding the Maturity Date, during which period each Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The aggregate amount of all Warehousing Advances outstanding from time to time hereunder may hereinafter collectively be referred to as the "Loan." The aggregate principal amount of the Loan outstanding at any one time may not exceed Warehousing Commitment Amount. While a Default or Event of Default exists, the Lenders may refuse to make any additional Warehousing Advances to Borrowers. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Notes and for the performance of all of the Obligations. Warehousing Advances will be made either to PWF, Cambridge or Larson, as requested by any of PWF, Cambridge or Larson, but each Warehousing Advance, whether made to PWF, Cambridge or Larson, will be deemed made to or for the benefit of all of them, and all of them, jointly and severally, are obligated to repay any Warehousing Advances made to any of them. With respect to its obligation to repay Warehousing Advances made to another Borrower, each Borrower agrees to the terms set forth in Exhibit D.

                2.1.2 Maximum Amount of Facility. Subject to the terms and conditions below, the maximum amount of the Facility shall not exceed the Warehousing Commitment Amount. Any



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        Warehousing Advances under the Facility shall be made by the Lenders pro rata in accordance with each Lender's Commitment Percentage.

                2.1.3 Limitations on Advances In addition to the limitations set forth on Exhibit E or elsewhere in this Agreement, each Warehousing Advance to fund a Multifamily Property or a Health Care Facility shall be limited to the lesser of (x) the Mortgage Note Amount, or (y) the Committed Purchase Price amount.

                2.1.4 Outstanding Balance of the Loan. In the event at any time the outstanding principal balance of the Loan should exceed the lesser of (x) the Warehousing Commitment Amount or (y) the aggregate
        Warehousing  Collateral  Value  of  all  Eligible  Loans  against  which
        Warehousing Advances are then outstanding, the Borrowers shall repay such excess amount on demand to the Agent so that the outstanding principal balance of the Facility is in compliance with the terms and provisions hereof.

        2.2 Term of Loan. The Loan shall mature and become due and payable, and shall be repaid (together with all accrued and unpaid interest thereon) by the Borrowers in full, on the Maturity Date.

        2.3 Warehousing Advances.

                2.3.1 To obtain a Warehousing Advance under this Agreement, a Borrower must deliver to Agent, not later than 1 Business Day before the Business Day on which such Borrower desires the Warehousing Advance, a completed and signed request for a Warehousing Advance ("Warehousing Advance Request"), on the then current form approved by Agent.

                2.3.2 Subject to the delivery of a Warehousing Advance Request, and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, a Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Agent of all required Collateral Documents. Agent's current forms of Warehousing Advance Request are set forth in Exhibit C. Upon not less than 3 Business Days' prior Notice to the Borrowers, Agent may modify its form of Warehousing Advance Request and any other Exhibit referred to in this Section to conform to current legal requirements or Agent or any Lender practices and, as so modified, those Exhibits will be deemed a part of this Agreement.

        2.4 Interest Rate and Payment Terms. All Warehousing Advances made under the Facility shall be payable as to interest and principal in accordance with the provisions of this Agreement and the Notes. This Agreement also provides for interest at a Default Rate, Late Charges and prepayment rights and fees. All payments for the account of Lenders shall be applied to the respective accounts of the Lenders in accordance with each Lender's Commitment Percentage. The Agent will disburse such payments to the Lenders on the date of receipt thereof if received prior to 10:00 a.m. on such date and, if not, on the next Business Day. Any and all interest rate selection and conversion provisions in this Agreement are to be administered by the Agent and to be allocated on a pro rata basis to the Note held by each Lender based upon such Lender's Commitment Percentage.

                2.4.1 Interest Rate. Principal amounts outstanding under the Loan shall bear interest at the following rates, at the respective Borrower's selection, subject to the conditions and limitations provided for in this Agreement: (i) Variable Rate or (ii) LIBOR Rate.

                2.4.2 Selection To Be Made. A Borrower requesting a Warehousing Advance shall select, and thereafter may change the selection of, the applicable interest rate, from the alternatives otherwise provided for in this Agreement, by giving Agent a Notice of Rate Selection: (i) at the time of the request for such Warehousing Advance, (ii) at least three (3) Business Days prior to the end of the then current Interest Period applicable to an outstanding LIBOR Advance, or (iii) on any Business Day on which a Borrower desires to convert an outstanding LIBOR Rate Advance to a Variable Rate Advance.

                2.4.3 Notice. In connection with a request for a Warehousing Advance, the requesting Borrower shall give to the Agent a "Notice of Rate Selection" which shall be a written notice, given by telecopier (with authorized signature), or by telephone if immediately confirmed by such a written notice, from an Authorized Representative of the Borrowers which: (i) shall be irrevocable; (ii) is received by Agent not later than 10:00 o'clock A.M.: (a) if a LIBOR Rate is selected, at least three (3) Business Days prior to the first Business Day immediately preceding the Interest Period to which such selection is to apply, (b) if a Variable Rate is selected, on the first day of the Interest Period to which it applies; and (iii) as to each selected interest rate option, sets forth the aggregate principal amount(s) to which such interest rate option(s) shall apply and the Interest Period(s) applicable to each LIBOR Advance.

                2.4.4 If No Notice. If a Borrower fails to select an interest rate option in accordance with the foregoing prior to a Warehousing Advance, or prior to the last day of the applicable Interest Period of an outstanding LIBOR Advance, or if a LIBOR Advance is not available, any new Warehousing Advance made shall be deemed to be a Variable Rate Advance, and on the last day of the applicable Interest Period all outstanding principal amounts of such Warehousing Advance shall be deemed converted to a Variable Rate Advance.

                2.4.5 Telephonic Notice. Without in any way limiting Borrowers' obligation to confirm in writing any telephonic notice, Agent may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from a Borrower prior to receipt of written confirmation. In each case each Borrower hereby waives the right to dispute Agent's record of the terms of such telephonic Notice of Rate Selection.

                2.4.6 Limits On Options. Each LIBOR Advance shall be in a minimum amount of $250,000.00.

                2.4.7 Payment and Calculation of Interest.

                        (i) All  interest  shall  be:  (a)  payable  in  arrears
                commencing January __, 2002 and on the same day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. If any

                Warehousing Advances shall constitute Variable Rate Advances, then each change in the Prime Rate shall simultaneously change the Variable Rate payable under this Agreement. Changes in the rate of interest resulting from the changes in the Prime Rate shall take place immediately without prior notice or demand of any kind. Interest at the LIBOR Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

                        (ii) If, for any reason, (1) a Borrower repays a Warehousing Advance on the same day that it was made by the
                Lenders or (2) a Borrower instructs Agent not to make a previously requested Warehousing Advance after the Lenders have reserved funds or made other arrangements necessary to enable such Lenders to fund that Warehousing Advance, Borrower agrees to pay, in addition to those amounts required pursuant to Sections 2.4.15 and 2.4.16 below, to each Lender an administrative fee equal to 1 day of interest on that Warehousing Advance at a rate of 1-1/2% per annum. Administrative fees are due and payable in the same manner as interest is due and payable under this Agreement.

                2.4.8 Principal. The outstanding principal balance of the Loan shall be repaid as follows:

                        (i) Each Warehousing Advance (or any portion thereof, if
                such Warehousing Advance was used to fund multiple Eligible Loans) shall be repaid upon the earlier to occur of (x) the payment of the Committed Purchase Price from an Investor with respect to any Eligible Loan or (y) that date which is sixty
                (60) days from the date of the funding of such Warehousing Advance.

                        (ii) Upon  telephonic  Notice to any  Borrower by Agent,
                Borrowers must pay to Agent, and each Borrower authorizes Agent to charge the respective Borrower's Operating Account maintained with the Agent for, the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

                                (a) On the date a  Warehousing  Advance was made
                        if the Pledged Loan that was to have been funded by that Warehousing Advance is not closed and funded.

                                (b) Three (3)  Business  Days  elapses  from the
                        date a Warehousing Advance was made against a Pledged Loan, without receipt of the Collateral Documents relating to that Pledged Loan required to be delivered on that date, or such Collateral Documents, upon examination by Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

                                (c) Ten (10)  Business  Days elapse  without the
                        return of a Collateral Document delivered by Agent to a Borrower under a Trust Receipt for correction or completion.

                                (d) On the  date  on  which  a  Pledged  Loan is
                        determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not any Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, or on the date on which any Borrower knows, or has reason to know, or receives Notice from Agent, that one or more of the representations and warranties set forth in Article 8 were inaccurate or incomplete in any material respect on any date when made or deemed made.

                                (e) On the date the Pledged Loan or a Lien prior
                        to the Pledged Loan is defaulted and remains in default for a period of 60 days or more.

                                (f) On the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated.

                                (g) Three  (3)  Business  Days  after the date a
                        Pledged Loan is rejected for purchase by an Investor unless another Purchase Commitment is provided within that 3 Business Day period.

                                (h) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

                        (iii) In addition to the payments  required  pursuant to
                Sections 2.4.8 (ii), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrowers must pay to Agent, without the necessity of prior demand or Notice from Agent, the amount of the prepayment, to be applied against the Warehousing Advance.

                        (iv) The  proceeds of the sale or other  disposition  of
                Pledged Assets must be paid directly by the Investor to the Cash Collateral Account. Each Borrower must give Notice to Agent (by telephone or electronic mail, and if by telephone, followed promptly by written notice) of the Pledged Assets for which proceeds have been received. Upon receipt of such Borrower's Notice, Agent will apply any proceeds deposited into the Cash Collateral Account to the payment of the Warehousing Advance related to the Pledged Assets identified by any Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Agent is entitled to rely upon Borrower's affirmation that deposits in the Cash Collateral Account represent payments from Investors for the purchase of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Warehousing Advance against the Pledged Assets identified by Borrower in its Notice (the "Deficiency"), the Borrower shall immediately deposit into the Cash Collateral Account the amount of such Deficiency in collected funds, and the Borrower authorizes Agent to charge Borrower's Cash Collateral Account for the amount deposited by Buyer to be applied against such Warehousing Advance. As long as no Default or Event of Default exists, Agent will transfer in to the respective Borrower's Operating Account any excess payment from an Investor for Pledged Assets.

                (v) Agent reserves the right to revalue any Pledged Loan that is not covered by a Purchase Commitment from Fannie Mae or Freddie Mae. Agent reserves the right to revalue any Pledged Loan that is to be exchanged for an Agency Security if that Agency Security is not covered by a Purchase Commitment. Borrowers must pay to Agent, without the necessity of prior demand or Notice from Agent, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable Eligible Loan type multiplied by the Fair Market Value of the Mortgage Loan.

                (vi) As provided for in Section 2.4.10.

                2.4.9 Prepayment. The Loan or any portion thereof may be prepaid in full or in part at any time by 2:00 p.m. on, with respect to Variable Rate Advances the business Day before, and with respect to LIBOR
        Advances, the third Business Day before the date of such payment, subject to the make-whole provisions set forth in Section 2.4.15.

                2.4.10 Maturity. Upon acceleration of the Loan, if the Loan has been accelerated by the Agent (or the Facility has been automatically terminated) upon an Event of Default, or at the Maturity Date, all accrued and unpaid interest, principal and other fees and charges due with respect to the Loan shall be due and payable in full, and the principal balance and such other fees and charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

                2.4.11 Method of Payment; Date of Credit. All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments: (a) by direct charge to the Cash Collateral Account of the respective Borrowers, with respect to interest, or (b) by wire transfer to Agent. Payments shall be credited on the Business Day on which immediately available funds are received prior to 2:00 P.M.; payments received after 2:00 P.M. shall be credited to the Loan on the next Business Day. Payments which are by check, which Agent may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Agent, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank. All payments shall be applied first to the payment of all fees, expenses, and other amounts due to the Lenders (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal, provided, however, that after the occurrence and during the continuation of an



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        Event of Default,  payments  will be applied to the  Obligations  as the
        Agent determines, subject to the provisions of section 11.2.4.

                2.4.12 Billings. Agent may submit monthly billings reflecting payments due; however, any changes in the interest rate which occur between the date of billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Agent to submit a billing nor any error in any such billing shall excuse Borrowers from the obligation to make full payment of all Borrowers' payment obligations when due.

                2.4.13 Default Rate. Agent shall have the option of imposing, and Borrowers shall pay upon billing therefor, an interest rate which is four percent (4%) per annum above the Variable Rate ("Default Rate"):
        (a) following any Event of Default, unless and until the Event of Default is waived by Agent or cured, and (b) after the Maturity Date, and the Borrowers' right to select pricing options shall cease.

                2.4.14 Late Charges. Borrowers shall pay, upon billing therefor, a "Late Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at the Maturity Date (or the date on which the Agent accelerates the time for payment of the Loan after the occurrence of an Event of Default), interest, or fees, which are not paid within ten (10) days of the due date thereof. Late Charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Agent and the Lenders for administrative and processing costs incident to late payments, (c) not interest, and (d) not subject to refund or rebate or credit against any other amount due.

                2.4.15 Prepayment; Yield Maintenance. Except for prepayments under Section 2.4.8, the Borrower may prepay a LIBOR Advance only upon at least three (3) Business days prior written notice to Agent (which notice shall be irrevocable). The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, upon request of Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of Agent) to compensate Agent or any Lender for any loss, cost, or expense incurred as a result of: (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of a LIBOR Advance on a date other than the last day of the Interest Period for such LIBOR Advance; (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary (including, without limitation, as a result of the acceleration of the Obligations), of any LIBOR Advance, to a Variable Rate Advance on a date other than the last day of the applicable interest Period, (iii) any failure by Borrower to borrow a LIBOR Advance on the date specified by Borrower's written notice; (iv) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without duplication of the foregoing, Borrower shall pay to Agent, for the ratable benefit of the Lenders, a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to a applicable Interest Period as to which the prepayment is made, shall be subtracted from the LIBOR Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Interest Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above-referenced United

        States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Interest Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Agent, for the ratable benefit of the Lenders, upon prepayment of a LIBOR Advance.

        2.5 Loan Fees.

                2.5.1 Loan Fees. Borrowers shall pay a commitment fee as agreed to among the Borrowers and the Agent in accordance with the provisions of the Fee Letter.

                2.5.2 Agent's Fees. Borrowers shall pay to the Agent for its own account an administrative fee and such other fees as may be provided for in the Fee Letter.

                2.5.3 Facility Fee. Borrowers agree to pay a facility fee to Agent on behalf of the Lenders on the average daily unborrowed portion of the Facility from the Agreement Date to the Maturity Date (the "Facility Fee"), calculated as set forth below. The Facility Fee shall be payable in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter or portion thereof and on the Maturity Date, and shall be calculated by multiplying the average daily unborrowed portion of the Facility for such immediately preceding calendar quarter or portion thereof by 0.025% percent, and multiplying that product by a fraction, the numerator of which is the number of days during such calendar quarter that the Facility remained outstanding, and the denominator of which is the number of days during such calendar quarter. The Borrowers shall not be entitled to any credit, rebate or repayment of the Facility Fee notwithstanding any termination of this Agreement or suspension or termination of the Agent's and any Lender's respective obligation to make Warehousing Advances hereunder.

        2.6 Acceleration. The Agent may, and upon the request of the Requisite Lenders shall, terminate the Commitments, and accelerate the Loan, following an Event of Default, provided, however, upon the occurrence of any Event of Default described in Sections 9.1.6 or 9.1.7, the Commitments shall automatically terminate and all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Agent. Upon such an acceleration, all principal, accrued interest and costs, fees, and expenses shall be due and payable together with interest on such principal at the Default Rate and any applicable make whole provisions.

        2.7 Additional Provisions Related to Interest Rate Selection.

                2.7.1 Increased Costs. If, due to any one or more of: (i) the introduction of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the definition of LIBOR Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, including, without limitation, changes which affect or would affect the amount of capital or reserves required or expected to be maintained by any Lender with respect to all or any portion of the Loan, or any corporation controlling any Lender, on account thereof, then Borrowers from time to time shall, upon written demand by Agent, pay such additional amounts as are sufficient to indemnify any Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrowers by Agent, in the absence of manifest error, shall be conclusive and binding for all purposes.

                2.7.2  Illegality.  Notwithstanding  any other provision of this
        Agreement, if the introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for any Lender to make or maintain LIBOR Advances or to continue to fund or maintain LIBOR Advances then, on written notice thereof and demand by Agent to Borrowers, (a) the obligation of Agent to make LIBOR Advances and to convert or continue any Warehousing Advance as LIBOR Advances shall terminate and (b) Borrowers shall convert all principal outstanding under this Agreement into Variable Rate Advances.

                2.7.3 Additional LIBOR Conditions. The maintenance of any Warehousing Advance at the effective LIBOR Rate shall be subject to the following additional terms and conditions:

                        (i) Availability. If, before or after any Borrower has selected to take or maintain a LIBOR Advance, Agent notifies such Borrower that

                                (a) dollar deposits in the amount and for the maturity requested are not available to the Agent in the London interbank market at the rate specified in the definition of LIBOR Rate set forth above, or

                                (b) reasonable means do not exist for Agent to determine the LIBOR Rate for the amounts and maturity requested,

               then the principal which would have been a LIBOR Advance shall be a Variable Rate Advance.

                        (ii) Payments Net of Taxes. All payments and prepayments
                of principal and interest under this Agreement shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference, to a LIBOR Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive, guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

3.      SECURITY FOR THE FACILITY.

        3.1 Grant of Security Interest. As security for the Facility and the payment of the Loan and for the performance of all of the Borrowers' other Obligations, each Borrower grants a security interest to Agent, for the ratable benefit of the Lenders, in all of such Borrower's right, title and interest in and to the following described property ("Collateral"):

                3.1.1 All amounts advanced by Lenders to or for the account of Borrowers under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

                3.1.2 All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Agent for the benefit of the Lenders (including delivery to a third party on behalf of Agent), come into the possession, custody or control of Agent for the purpose of pledge or in respect of which Lenders have made a Warehousing Advance under this Agreement (collectively, "Pledged Loans").

                3.1.3 All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or are delivered or caused to be delivered to Agent for the benefit of the Lenders, or are otherwise in the possession of Agent, or its agent, bailee or custodian as assignee, or pledged to Agent for the benefit of the Lenders, or for such purpose are registered by book-entry in the name of Agent (including delivery to or registration in the name of a third party on behalf of Agent) under this Agreement or in respect of which a Warehousing Advance has been made by Lenders under this Agreement (collectively, "Pledged Securities").

                3.1.4 All commitments issued by FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans; all Purchase Commitments held by any Borrower covering Pledged Loans or Pledged Securities or proposed permanent Pledged Loans, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to Borrower whether as compensation or reimbursement, accounts or general intangibles of whatsoever kind relating to Pledged Loans, Pledged Securities, FHA Commitments and the Purchase Commitments, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of any Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

                3.1.5 All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of any Borrower relating to the Collateral.

                3.1.6 All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Agent or any Lender, or their respective agents, bailees or custodians (provided, that with respect to funds held by any of the Borrowers in trust or escrow for any other Person with the Agent or any Lender, only the Borrowers' interest in earnings on such funds shall be Collateral) or designated on the books and records of Borrowers as assigned and pledged to Agent for the benefit of the Lenders, including all cash deposited in the Cash Collateral Account.

                3.1.7 All Accounts or General intangibles owned by any Borrower ("Receivables") related to the Collateral referenced in Sections 3.1.1 through and including 3.1.3 for the payment of money against (1) FHA or a private mortgage insurer under an FHA or private insurer's mortgage insurance policy insuring payment of, or any other Person under any other agreement (excluding a Servicing Contract) relating to, all or part of a defaulted Mortgage Loan repurchased by any Borrower from an investor or out of a pool of Mortgage Loans serviced by any Borrower,
        (2) obligors and their accounts, or any Investor, insurer or guarantor covering, or out of the proceeds of any sale of or foreclosure sale in respect of, any Mortgage Loan being serviced by any Borrower, in either case, for the reimbursement of real estate taxes or assessments, or casualty or liability insurance premiums, paid by any Borrower in connection with Mortgage Loans and (3) obligors and their accounts, or any other Investor, insurer or guarantor under or in respect of, or out of the proceeds of any sale or foreclosure sale in respect of, any Mortgage Loans serviced by any Borrower for repayment of advances made by any Borrower to cover shortages in principal and interest payments.

                3.1.8 All Hedging Arrangements related to the Collateral referenced in Section 3.1.1 through and including 3.1.3 ("Pledged Hedging Arrangements") and any Borrower's accounts in which those Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Agent's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts is limited to benefits, including rights to payment, related to the Collateral.

                3.1.9  All  cash  and  non-cash   proceeds  of  the  Collateral,
        including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

        3.2 Authenticated Record. This Agreement constitutes an authenticated record which authorizes the Agent to file such financing statements as the Agent determines as appropriate to perfect or protect the security interests created by this Agreement.

        3.3 [Intentionally Omitted]

        3.4 Release of Security Interest in Pledged Loans and Pledged Securities

                3.4.1 Except as provided in Section 3.4.2, Pledged Loans will be released from Agent's security interest only against payment to Agent of the Release Amount in connection with those Pledged Loans. If Pledged Loans are transferred to a pool custodian or an investor for inclusion in a Mortgage Pool and Agent's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Agent's security interest continues in the Pledged Loans backing that Pledged Security and Agent is entitled to possession of the Pledged Security in the manner provided in this Agreement.

                3.4.2 If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Agent's security interest in the Pledged Loans included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Agent (including delivery to or registration in the name of a third party on behalf of Agent), and that Agency Security is a Pledged Security. Agent's security interest in that Pledged Security will be released only against payment to Agent of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

                3.4.3 Agent has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as such term is defined in the UCC) or its nominee, Agent has the right to have the Pledged Securities registered in the name of a securities intermediary (as such term is defined in the UCC) in an account containing only customer securities and credited to an account of Agent. Agent has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or the Investor's designee except against payment for those Pledged Securities, unless the Agent shall have entered into a master agreement with such Investor on terms and conditions satisfactory to the Agent, and with respect to the Longwood Loan, provided that a default by the borrower under the Longwood Loan in delivering the Pledged Securities does not occur, and provided that the Lenders shall not be obligated to make more than one (1) Warehouse Advance per month for the Longwood Loan without the consent of the Agent, which will not be unreasonably withheld. Each Borrower acknowledges that Agent may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and each Borrower agrees, upon request of Agent, to execute and deliver to those securities intermediaries such Borrower's written concurrence in any such standing arrangements.

                3.4.4 If no Default or Event of Default occurs, Borrowers may redeem a Pledged Loan or Pledged Security from Agent's security interest by notifying Agent of its intention to redeem the Pledged Loan or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Agent the Release Amount in connection with the Pledged Loan or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Agent in its sole discretion will, when included with the remaining Collateral, result in a Warehousing Collateral Value of all Collateral held by Agent that is at least equal to the aggregate outstanding Loan.

                3.4.5 After a Default or Event of Default occurs, Agent may, with no liability to Borrowers or any Person, continue to release its security interest in any Pledged Loan or Pledged Security against payment of the Release Amount in connection with that Pledged Loan or the Pledged Loans backing that Pledged Security.

                3.4.6 The amount ("Release Amount") to be paid by Borrowers to obtain the release of Agent's security interest in a Pledged Loan will be (1) until an Event of Default occurs, the principal amount of the Warehousing Advances outstanding against the Pledged Loan, and (2) while an Event of Default exists, the full Committed Purchase Price therefor, or amount paid to Agent in a commercially reasonable disposition of that Pledged Loan by the Agent in the exercise of its rights and remedies under this Agreement.

        3.5 Collection and Servicing Rights

                3.5.1 If no Event of Default exists, Borrowers may service and receive and collect directly all sums payable to Borrowers in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral (which shall be paid directly to the Cash Collateral Account).

                3.5.2 After an Event of Default, Agent or its designee are entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Agent or its designee in its discretion may, in its own name, in the name of Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Agent has no obligation to do so, (2) each Borrower must, if Agent requests it to do so, hold in trust for the benefit of Agent and immediately pay to Agent at its office designated by Notice, all amounts received by such Borrower upon or in respect of any of the Collateral, advising Agent as to the source of such funds and (3) all amounts so received and collected by Agent will be held by it as part of the Collateral for the ratable benefit of the Lenders.

        3.6 Return of Collateral at End of Warehousing Commitment

                3.6.1 If (a) the Warehousing Commitment has expired or been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Agent will release its security interest and will deliver all Collateral in its possession to Borrowers at Borrowers' expense. Borrowers' acknowledgment or receipt for any Collateral released or delivered to Borrowers under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Agent is discharged from any liability or responsibility for that Collateral.

        3.7 Delivery of Collateral Documents

                3.7.1 Agent may deliver documents relating to the Collateral to Borrowers for correction or completion under a Trust Receipt.

                3.7.2 If no Default or Event of Default exists, upon delivery by Borrowers to Agent of shipping instructions pursuant to the applicable Exhibit B, Agent will transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Agent in its sole discretion.

                3.7.3 If a Default or Event of Default exists, Agent may, without liability to Borrowers or any other Person, continue to transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Agent in its sole discretion.

                3.7.4 Upon receipt of Notice from Borrowers under Section 2.4.8(v), and payment of the Release Amount with respect to a Pledged Loan identified by a Borrower, Agent will release to the Borrowers any Collateral Documents relating to the redeemed Pledged Loan or the Pledged Loans backing a Pledged Security that Agent has in its possession and that have not been delivered to an Investor or Approved Custodian.

        3.8 Loan Documents and Security Documents. The Facility and the Loan shall be made, evidenced, administered, secured and governed by all of the terms, conditions and provisions of the "Loan Documents", each as the same may be hereafter modified or amended, consisting of: (i) this Loan Agreement; (ii) the Notes made payable by each Borrower in favor of each Lender; (iii) the Guaranties; (iv) the Assigned Collateral Documents; (v) any other documents, instruments, or agreements executed to further evidence or secure the Loan; and
(vi) any Hedging Arrangements as to which the Agent (or an Affiliate of the Agent) is a counterparty.

        Each of the Loan Documents listed in items (i) through (iii), inclusive, shall be dated of even date herewith. The Assigned Collateral Documents are sometimes collectively referred to herein as the "Security Documents".

4. CONTINUING AUTHORITY OF AUTHORIZED REPRESENTATIVES. Agent and each of the Lenders are authorized to rely upon the continuing authority of the Persons hereafter designated by the Borrowers ("Authorized Representatives") to bind Borrowers with respect to all matters pertaining to the Loan and the Loan Documents including, but not limited to, the selection of interest rates, the submission of requests for Warehousing Advances, and certificates with regard thereto. Such authorization may be changed only upon written notice to Agent accompanied by evidence, reasonably satisfactory to Agent, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Agent. The Authorized Representatives as of the Agreement Date are listed on Schedule 4. The Agent shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Agent and each of the Lenders that each Authorized Representative is a responsible and senior official of Borrowers.

5.      CONDITIONS PRECEDENT.

        5.1 Establishment of Facility and Funding Initial Warehousing Advance. It shall be a condition precedent of Lenders' obligation to establish the Facility that each of the following conditions precedent be satisfied in full (as determined by the Agent and the Requisite Lenders in their discretion which discretion shall be exercised in good faith), unless specifically waived in writing by the Agent and the Requisite Lenders at or prior to closing:

                5.1.1 Satisfactory Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

                5.1.2 No Material Change. No material adverse change shall have occurred in the financial condition, business, affairs or operations of any Borrower or the Guarantors since the date of their respective financial statements most recently delivered to the Agent (September 30, 2001).

                5.1.3 UCC and tax lien Searches UCC, tax lien and judgment searches of the appropriate public records for each Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Agent or as permitted under this Agreement, or other than a Lien in favor of any Person, which Lien shall be terminated in accordance with the provisions of this Agreement.

                5.1.4 Warranties and Representations Accurate. All warranties and representations made by or on behalf of any Borrower and the Guarantors to Agent or any of the Lenders pursuant to the Loan Documents shall be true and accurate in all material respects and shall not omit any material fact necessary to make the same not misleading.

                5.1.5 Financials. Agent and each of the Lenders shall have received and approved financial statements from Borrower complying with the standards set forth in Section 7.5.

                5.1.6 Validity and Sufficiency of Security Documents. UCC financing statements naming the Borrowers as debtors and the Agent as secured party covering the Collateral shall have been duly recorded and filed to the satisfaction of Agent and its counsel.

                5.1.7 No Other Liens. The Collateral shall not be subject to any Liens or encumbrances, whether inferior or superior to the Loan Documents or the other Security Documents, except for a Lien in favor of any Person, which shall be terminated in accordance with the provisions of this Agreement.

                5.1.8 Organizational Documents and Entity Agreements. The Agent shall have received from each Borrower and Guarantor a copy, certified as of a recent date by the appropriate officer of the State in which such Person is organized to be true and complete, of the corporate charter and any other organization documents of such Person as in effect on such date of certification (other than Larson Financial Resources, Inc.). The Borrowers and the Guarantors shall furnish evidence satisfactory to the Agent that they are each duly qualified and in good standing in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, except where the failure to so qualify could not have a materially adverse effect on the business, assets, or financial condition of the Borrowers or the Guarantors. Notwithstanding, the foregoing, the Agent acknowledges and agrees that certificates of foreign qualification for (i) PWF from the Secretary of State for the State of Illinois, and (ii) Cambridge. from the Secretary of State of the Commonwealth of Massachusetts shall be delivered to the Agent in accordance with the provisions of Section 7.13.

                5.1.9 Votes, Consents and Authorizations. All action on the part of the Borrowers and Guarantors necessary for the valid execution, delivery and performance by (x) the Borrowers of this Agreement and the other Loan Documents to which it is or is to become a party, and (y) the Guarantors of the Loan Documents to which they are or are to become a party, shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Borrowers and Charter Mac Corporation true copies of their respective by-laws and the resolutions adopted by the their respective boards of directors authorizing the transactions described herein, each certified by each of their secretaries as of a recent date to be true and complete, and the Agent shall have received from Charter Municipal Acceptance Company true copies of its Declaration of Trust and the resolutions adopted by its Board of Trustees authorizing the transactions described herein, each certified by its Manager as of a recent date to be true and complete.

                5.1.10 Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer each of the Borrowers and the Guarantors and giving the name and bearing a specimen signature of each individual who shall be an Authorized Representative:
        (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which the such Person is or is to become a party; (b) with respect to the Borrower, to make requests for Warehouse Advances; and
        (c) to give notices and to take other action on behalf of the Borrowers under the Loan Documents.

                5.1.11 Corporate Structure. The Agent shall be satisfied in all respects with the legal structure and capitalization of the Borrowers and all documentation relating thereto.

                5.1.12 Litigation. There shall be no pending or threatened litigation involving any of the Borrowers or the Guarantors which, in the judgment of the Agent, could have a material adverse effect on such Person or the ability of the Borrowers or the Guarantors to perform their obligations under the Loan Documents to which they are a party, and no judgment, order, injunction or other similar injunction or other similar restraint prohibiting any of the transactions contemplated hereby shall exist.

                5.1.13 Evidence of Insurance. The Agent shall have received evidence, in form, scope and substance and with such insurance carriers, satisfactory to the Agent, for all insurance policies required under any of the Loan Documents.

                5.1.14 Financial Statements. The Lenders shall have received such financial statements and other information and projections as the Agent shall have reasonably requested, and the information shall be satisfactory to the Lenders.

                5.1.15 Examination of Books and Assets. The Agent shall have been afforded the opportunity prior to closing, to review the books, records, leases, contracts, pension plans, workers' compensation and retiree health plans, ERISA matters, product liability litigation, insurance coverage and properties of the Borrowers, and to perform such other due diligence regarding the Borrowers as the Agent shall have required, the results of which review and due diligence shall have been reasonably satisfactory to the Agent and its counsel.

                5.1.16  Compliance  with Law. The Agent shall be satisfied  that
        (i) the Borrowers and the Guarantors have obtained all material and appropriate authorizations and approvals of all governmental authorities (including, without limitation, any approvals required by any of Fannie Mae, FHA, Freddie Mac, GNMA, HUD), required for the due execution, delivery and performance by the Borrowers and the Guarantors of each of the Loan Documents to which they are or will be a party and for the perfection of or the exercise by the Agent and each Lender of their respective rights and remedies under the Loan Documents, and (ii) the Facility as well as all other transactions contemplated hereby, shall be in material compliance with, and the Borrowers and the Guarantors shall have obtained all material and appropriate approvals pertaining to, all applicable laws, rules, regulations and orders, including, without limitation, all governmental, environmental, ERISA retiree health benefits, workers' compensation and other requirements, regulations and laws and shall not contravene any charter, by-law, debt instrument or other material Contractual Obligation of Borrowers and Guarantors and their respective Subsidiaries.

                5.1.17 Legal and other Opinions. Each of the Lenders and the Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent from the Borrowers' and Guarantors' counsel, Proskauer Rose LLP.

                5.1.18 Eligibility Certificates. Copies of the certificates, documents or other written instruments that evidence each Borrower's eligibility described in Section 8.1, together with copies of all seller/servicer contracts to which each Borrower is a party, all in form and substance satisfactory to Agent.

                5.1.19 Payment of Fees. The Borrower shall have paid to the Agent all fees and expenses required pursuant to this Agreement, the Fee Letter and the other Loan Documents.

                5.1.20 No Default. There shall not be any Default under any of the Loan Documents.

                5.1.21 Agreements with other Lenders.

                        (i) Larson, the Agent and Commerce Bank shall have entered into an agreement in form and substance satisfactory to the Agent pursuant to which, among other things, effective as of the Closing Date, Larson shall cease to request loans and advances and Commerce shall cease to make loans and advances under the Commerce Line, and all amounts due and owing thereunder shall be paid in full on or before March 30, 2002.

                        (ii) The Borrowers,  the Agent and  Residential  Funding
                Corporation shall have entered into an agreement in form and substance satisfactory to the Agent pursuant to which, among other things, effective as of the Closing Date, the Borrowers shall cease to request loans and advances and Residential Funding Corporation shall cease to make loans and advances under the RFC Line, and all amounts due and owing thereunder shall be paid in full on or before March 30, 2002.

                5.1.22 Evidence of Insurance. Copies of the policies, or certificates in lieu of policies, evidencing the Borrowers' compliance with the insurance requirements of Section 7.7.

                5.1.23 Additional Documents. The Borrowers shall have provided such additional instruments and documents to the Agent and the Lenders as the Agent and the Agent's counsel may have reasonably requested.

        5.2 Warehousing Advances. Each Warehousing Advance shall be subject to the condition precedent that all conditions to closing the Facility were satisfied or waived on the Closing Date and to the further satisfaction of each of the following conditions precedent, unless specifically waived in writing by Agent at or prior to the time of each such Warehousing Advance:

                5.2.1 Representations True; No Event of Default. Each of the representations and warranties and covenants of the Borrowers and the Guarantors contained in this Agreement or the other Loan Documents shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Warehousing Advance, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Each of the Lenders shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

        Warehousing Advance Request. Each Borrower requesting a Warehousing Advance must have delivered to Agent the Warehousing Advance Request and Collateral Documents called for under, and must have satisfied the procedures set forth in, Section 2 and the applicable Exhibits described in that Article. All items delivered to Agent must be satisfactory to Agent in form and content, and Agent may reject any item that does not satisfy the requirements of this Agreement or of the related Purchase Commitment.

        No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Warehousing Advance.

        Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of

        Governors of the Federal Reserve System.

        Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Lenders and to the Agent's counsel, and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

                5.2.2 No Adverse Changes. There shall not have been any material adverse change in the financial condition, business, affairs of the Borrowers or the Guarantors since the date of this Loan Agreement which in Agent's good faith judgment may jeopardize in a material manner the ability of Borrowers or Guarantors to perform fully their respective obligations under each applicable Loan Document.

                5.2.3 Other Certificates. Agent shall have received and approved such other documents, and certificates as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.

6. WARRANTIES AND REPRESENTATIONS. Each Borrower warrants and represents to Agent and each of the Lenders for the express purpose of inducing Lenders to enter into this Agreement, to make each Warehousing Advance, and to otherwise complete all of the transactions contemplated hereby, that, as of the date of the Agreement Date and upon the date of each Warehousing Advance as follows:

        6.1 Financial Information. True and complete copies of financial statements of Borrowers and the Guarantors have been delivered to Agent and each of the Lenders and the same fairly present the financial condition of such Person as of the date thereof and no material and adverse change has occurred in such financial condition since the date thereof. All financial statements of such Persons hereafter furnished to Agent or any of the Lenders shall be true and complete copies thereof and shall fairly present the financial condition of such Person as of the date thereof.

        6.2 No Violations. The establishment of the Facility, the obtaining of the Warehousing Advances, and the subsequent payment and performance of the Obligations evidenced and secured by the Loan Documents shall not constitute a violation of, or conflict with, any Legal Requirement, Contractual Obligation or organizational document to which Borrowers and/or Guarantors are a party or by which it or its property is or may be bound.

        6.3  No  Litigation.   There  are  no  actions,  suits,  proceedings  or
investigations of any kind pending or, to the knowledge of the Borrowers, threatened against the Borrowers, the Guarantors, or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, would reasonably be expected to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person (considering the Borrowers and their Subsidiaries as a single Person for purposes of this Section 6.3), or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        6.4 Franchises, Patents, Copyrights, Etc. The Borrowers and the Guarantors each possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted, without known conflict with any rights of others.

        6.5 Good Title and No Liens. Borrower and Guarantor, respectively, are the lawful owner of their respective Collateral and are and will be the lawful owner of the Collateral, free and clear of all liens and encumbrances of any nature whatsoever, other than (x) the liens of Residential Funding, Inc. and Commerce Bank ,which shall be terminated promptly after the Closing Date, and
(y) liens in favor of GNMA in connection with GNMA Mortgage Loans, provided such liens relate to the subject Mortgage Loan.

        6.6 Use of Proceeds. The proceeds of the Loan shall be used solely and exclusively for those matters set forth in Section 1.2.

        6.7 Entity Matters.

                6.7.1 Organization.

                        (i) PWF is a duly organized validly existing corporation
                in good standing under the laws of Delaware and, except for the State of Illinois, is duly qualified in the jurisdiction where the nature of its business is such that qualification is required and where failure to be so qualified would materially adversely affect its business or assets, and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

                        (ii) Larson is a duly organized validly existing corporation in good standing under the laws of New Jersey and is duly qualified in the jurisdiction where the nature of its business is such that qualification is required and where failure to be so qualified would materially adversely affect its business or assets, and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

                        (iii) Cambridge is a duly organized validly existing corporation in good standing under the laws of Delaware and, except for the Commonwealth of Massachusetts, is duly qualified in the jurisdiction where the nature of its business is such that qualification is required and where failure to be so qualified would materially adversely affect its business or assets, and has all requisite power and authority to conduct its business and to own its property, as now conducted or owned, and as contemplated by this Loan Agreement.

                6.7.2  Ownership,   Subsidiaries  and  Taxpayer   Identification
        Numbers.

                        (i) All of the stockholders of each of the Borrowers and
                a description of the ownership interests held by the same, and each of the Borrowers' Subsidiaries, are listed on Schedule
                6.7.2 and no additional ownership interests, or rights or instruments convertible into such ownership interests, exist.

                        (ii) The taxpayer identification numbers and state organizational numbers (if applicable) of the foregoing Persons are accurately stated on Schedule 6.7.2.

                        (iii) The Borrowers and the Guarantors are each the owner, free and clear of all liens and encumbrances, of all of the issued and outstanding capital stock of each of their respective Subsidiaries. Except as set forth on Schedule 6.7.2, all shares of such stock have been validly issued and are fully paid and nonassessable and no rights to subscribe to any additional shares have been granted, and no options, warrants, or similar rights are outstanding except as set forth on
                Schedule 6.7.2.

                6.7.3 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers and the Guarantors are to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any Legal Requirement to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, and (iv) do not conflict with any provision of such Person's organization documents or other charter documents or bylaws of, or Contractual Obligation, except where such conflict would not have a materially adverse effect on the business, assets or financial condition of such Person.

        6.8 Valid and Binding. Each of the Loan Documents constitute legal, valid and binding obligations of the Borrowers and the Guarantors under the respective Loan Document to which they are party, in accordance with the respective terms thereof, subject to bankruptcy, insolvency and similar laws of general application affecting the rights and remedies of creditors and, with respect to the availability of the remedies of specific enforcement, subject to the discretion of the court before which any proceeding therefor may be brought.

        6.9 Deferred Compensation and ERISA. Borrowers do not have any pension, profit sharing, stock option, insurance or other arrangement or plan for employees covered by Title IV of the Employment Retirement Security Act of 1974, as now or hereafter amended ("ERISA") except as may be designated to Agent in writing by Borrowers from time to time ("ERISA Plan") and no "Reportable Event" as defined in ERISA has occurred and is now continuing with respect to any such ERISA Plan. The granting of the Loan, the performance by Borrowers of their obligations under the Loan Documents, and Borrowers' conducting of its operations do not and will not violate any provisions of ERISA.

        6.10 No Materially Adverse Contracts, Etc. None of the Borrowers or the Guarantors nor any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrowers or the Guarantors nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the such Person's officers, to have any materially adverse effect on the business of such Person or such Person's Subsidiaries.

        6.11 Compliance With Other Instruments, Laws, Etc. None of the Borrowers or the Guarantors nor any of their respective Subsidiaries is in violation of any provision of its charter or other organization documents, by-laws, or any Contractual Obligations or any Legal Requirements, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person or such Person's Subsidiaries.

        6.12 Tax Status. The Borrowers and the Guarantors and their respective Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which such Person is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and
(c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except for taxes being contested as provided in clause
(b), above, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the foregoing Persons know of no basis for any such claim.

        6.13 Holding Company and Investment Company Acts. None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

        6.14 Certain Transactions. Except as set forth in Schedule 6.14 hereof, as of the date of this Agreement, none of the officers, trustees, directors, or employees of the Borrowers or any of their Subsidiaries is presently a party to any transaction with the Borrowers or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee, director or such employee or any corporation, partnership, trust or other entity in which any officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

        6.15 Regulations U and X. No portion of any Warehousing Advance is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        6.16 Loan Documents. All of the representations and warranties of the Borrowers and the Guarantors made in their respective Loan Documents are true and correct in all material respects.

        6.17 No Material Change: No Default. There has been no material adverse change in the financial condition, business, affairs of any of the Borrowers or the Guarantors, or their respective Subsidiaries since the date of its last financial statement most recently delivered to the Agent. No Default or Event of Default exists under any of the Loan Documents.

        6.18 No Broker or Finder. None of the Borrowers, nor anyone on behalf thereof has dealt with any broker, finder or other person or entity who or which may be entitled to a broker's or finder's fee, or other compensation, payable by the Agent or any of the Lenders in connection with this Loan.

        6.19 Background Information and Certificates. All of the factual information contained or referred to in Section 1 of this Agreement and in the Exhibits and Schedules to this Agreement, and in the certificates furnished to the Agent or any of the Lenders by or on behalf of Borrowers or the Guarantors in connection with this Agreement or any other Loan Document, is true and complete in all material respects, and omits no material fact necessary to make the same not misleading.

        6.20 Servicing. Schedule 6.20 is a true and complete list of each Borrower's Servicing Portfolio. All of each Borrower's Servicing Contracts are in full force and effect, and are unencumbered by Liens other than Liens of Residential Funding, Inc. and Commerce Bank, which shall be terminated promptly after the Closing Date. No default or event that, with notice or lapse of time or both, would become a default, exists under any of the Borrowers' Servicing Contracts.

        6.21 Assumed Names The Borrowers do not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Schedule 6.22. Each Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. Borrowers' use of the assumed names set forth on Schedule 6.22 does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person.

Each request by any Borrower for a Warehousing Advance: (i) shall constitute an affirmation by such Borrower on behalf of itself and the other Borrowers that the foregoing representations and warranties remain true and correct as of the date of such request (except as to matters specifically disclosed in writing to Agent and each of the Lenders prior to or simultaneously with such written request, and except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date) and, unless Agent and each of the Lenders is notified to the contrary prior to the disbursement of the requested Warehousing Advance, will be so on the date of such Warehousing Advance, and (ii) shall constitute the representation and warranty of Borrowers that the information set forth in each such request is true and correct and omits no material fact necessary to make the same not misleading.

7. COVENANTS. Each Borrower covenants and agrees that from the date hereof and so long as Lenders have any obligation to make the Warehousing Advance hereunder, or any indebtedness is outstanding hereunder, or any Warehousing Advance or other Obligations remain outstanding, as follows:

        7.1 Punctual Payment. Each Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and all interest, fees and other Obligations provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

        7.2 Maintenance of Office. PWF will maintain its chief executive office in Mineola, New York, Cambridge will maintain its chief executive office in Mineola, New York, and Larson will maintain its chief executive office in Bernardsville, New Jersey, or at such other place in the United States of America as the Borrowers shall designate upon not less than forty five (45) days prior written notice to the Agent.

        7.3 Records and Accounts. Each Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

        7.4 Notices.

                7.4.1 Defaults. Each Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default known to Borrower. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrowers or any of their Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrowers, the Borrowers shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                7.4.2 Notification of Claims against Collateral. The Borrowers will, promptly (but in any event not later than ten (10) days after) upon becoming aware thereof, notify the Agent in writing of any events relating to the Collateral that materially adversely affect the rights of the Agent or the Lenders with respect thereto.

                7.4.3 Notice of Litigation and Judgments. The Borrowers will, and will cause each of their respective Subsidiaries, and the Guarantors, and any Subsidiaries of the Guarantors, to, give notice to the Agent and each of the Lenders in writing (within ten (10) days of the date on which any such Person shall become aware thereof) of any litigation or proceedings threatened or any pending litigation and proceedings affecting such Person or to which such Person is or is to become a party involving an amount in controversy exceeding $250,000.00 or that could reasonably be expected to have a materially adverse effect on such Person and stating the nature and status of such litigation or proceedings. The Borrowers will, and will cause each of their respective Subsidiaries, the Guarantors, the Subsidiaries of the Guarantors, to give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent and each of the Lenders, (within ten (10) days of the date on which any such Person shall become aware thereof) of any judgment in excess of $250,000.00 not covered by insurance, final or otherwise, against such Persons.

                7.4.4 Eligibility Impaired. The Borrowers will give notice to the Agent and each of the Lenders of (x) the suspension, revocation or termination of any Borrower's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 8.1, and
        (y) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which any Borrower is a party, or which is held for the benefit of any Borrower, and the reason for that transfer, loss, nonrenewal or termination.

        7.5 Financial Statements and Reports. The Borrowers shall furnish or cause to be furnished to the Agent and each of the Lenders from time to time, the following financial statements and reports and other information, all in form, manner of presentation and substance reasonably acceptable to Agent:

                7.5.1 Annual Statements. As soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrowers, the unaudited consolidating (but only as among the Borrowers) balance sheet of the Borrowers and their Subsidiaries at the end of such year, and the related unaudited consolidating (but only as among the Borrowers) statements of earnings and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by an independent certified public accountant reasonably acceptable to the Agent.

                7.5.2 Projections. As soon as practicable, but no later than forty-five (45) days prior to the end of each fiscal year of the Borrowers, the Borrowers shall provide the Agent with the operating projections for the Borrowers for the next fiscal year in a form satisfactory to the Agent.

                7.5.3 Quarterly Statements. As soon as practicable, but in any event not later than sixty (60) days after the end of each fiscal quarter of the Borrowers (including for the fourth fiscal quarter, which shall be subject to normal year end audit adjustments), the management prepared consolidated balance sheet of the Borrowers and their Subsidiaries at the end of such quarter, and the related management prepared consolidated statements of earnings for such quarter, each setting forth in comparative form the figures for the previous fiscal quarter and all such statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an auditor's report prepared without qualification by an independent certified public accountant reasonably acceptable to the Agent.

                7.5.4 Pipeline Reports At the Agent's request, a commitment summary and pipeline report dated as of the end of such month.

                7.5.5 Public Filings. Within ten (10) Business Days after the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the public stockholders of Charter Municipal Mortgage Acceptance Company.

                7.5.6 Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.5.1 and 7.5.2 above, a certificate (to be in the form of Exhibit H or on such other form as the Agent may from time to time prescribe) of an Authorized
        Representative stating that, to the best of such Authorized Representative's knowledge, the Borrower, the Guarantor and PWF during such period observed or performed in all material respects all of their covenants and other agreements, and satisfied in all material respects every material condition, contained in this Agreement to be observed, performed or satisfied by them, and that such Authorized Representative has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate Borrower's compliance with Section 7.24.1.

                7.5.7   Accountant's   Letters.   Contemporaneously   with   the
        Borrower's receipt thereof, copies of all accountants' management letters delivered to any of the Borrower, its Subsidiaries, the Guarantor or any of the Guarantor's Subsidiaries.

                7.5.8 Servicing Portfolio Report. As soon as available and in any event within 45 days after the end of each Calendar Quarter, a consolidated report ("Servicing Portfolio Report") as of the end of the Calendar Quarter, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans
        (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by, Borrower.

                7.5.9 Production Report. As soon as available and in any event within 45 days after the end of each fiscal quarter in the fiscal year of each Borrower, a consolidated loan production report as of the end of that fiscal quarter, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that fiscal quarter and for the fiscal year-to- date, specified by property type and loan type.

                7.5.10 Other Reports. Other reports in respect of Pledged Loans and Pledged Securities, in such detail and at such times as Agent in its discretion may reasonably request.

                7.5.11 Agency Notices. With reasonable promptness, such further information regarding the business, operations, properties or financial condition of Borrowers as Agent may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac, as well as any material notices to any of the Borrowers from any of the foregoing Persons.

                7.5.12 Valuation of Servicing Portfolio As soon as practicable, but in any event not later than sixty (60) days after the end of each fiscal quarter of the Borrowers, the management prepared valuation of Servicing Portfolio in form and substance satisfactory to the Lender.

                7.5.13 Additional Financial Information. From time to time, within a reasonable period of time of the request, such other financial data and information as the Agent or any Lender may reasonably request.

        7.6 Existence; Conduct of Business.

                7.6.1 (a) Except as a consequence of a transaction permitted pursuant to Section 7.18.1 (i) or (ii), the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect (i) PWF's existence as a Delaware corporation, (ii) Larson's existence as a New Jersey corporation, and (iii) Cambridge's existence as a Delaware corporation.

                (b) Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises, except where such failure would not have a material adverse effect on the business, assets or financial condition of any such Person.

                (c) Each of the  Borrowers  will  only  engage  in the  mortgage
        banking   business  with  primary  focus  on   multifamily   residential
        mortgages.

                7.6.2 Without limiting the provisions of Section 7.6.1, each Borrower shall preserve and maintain all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of their respective business, including its eligibility as lender, seller/servicer and issuer described under Section 8.1; conduct its respective business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining their respective eligibilities as lender, seller/servicer and issuer described under
        Section 8.1; and make no material change in the nature or character of their respective business or engage in any business in which they were not engaged on the date of this Agreement, except as permitted by the Agreement.

        7.7 Insurance. Schedule 7.7 sets forth all presently existing insurance maintained by the Borrowers. Each of the Borrowers will maintain insurance with respect to its other properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

        7.8 Taxes and Trade Debt. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, except for those taxes, assessments or charges which any such Person is contesting in good faith by appropriate proceedings and with respect to which appropriate reserves have been established and are being maintained in accordance with Generally Accepted Accounting Principles.

        7.9 Compliance with Laws, Contracts, Licenses, and Permits. Except where the failure to comply would not have a material adverse effect on the business, operations, properties, assets, or financial condition of the Borrowers or the Guarantors and their respective Subsidiaries, each of the Borrowers will comply with, and will cause each of the foregoing Persons to comply with (a) all applicable Legal Requirements now or hereafter in effect wherever its business is conducted, (b) the provisions of its Constituent Documents, (c) all of such Person's Contractual Obligations, (d) all agreements and instruments to which it is a party or by which it or any of its properties may be bound and (e) all applicable decrees, orders, and judgments. If at any time while any Obligation is outstanding or the Lenders have any obligation to make Warehousing Advances hereunder any Governmental Authorization or other third party consents, approvals, or notifications shall become necessary or required in order that Borrower may fulfill any of its obligations hereunder, the Borrowers will promptly take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such Governmental Authorization or other third party consents, approvals, or notifications, and furnish the Agent and the Lenders with evidence thereof, unless the failure to do so would not have a material adverse affect on the Borrowers.

        7.10 Bank Accounts. To permit the Agent to monitor the financial performance of each of the Borrowers, the Borrowers shall maintain their Operating Accounts, other primary deposit and investment accounts, and all escrow and custodial accounts with Fleet National Bank. The Borrowers shall diligently pursue the establishment of the aforementioned accounts at Fleet National Bank and shall diligently pursue the closing of existing accounts at other banks, and the Borrowers acknowledge and agree that the foregoing shall be completed no later than June 30, 2002, with time being of the essence. Notwithstanding the foregoing, PWF shall be permitted to maintain the Fannie Mae Reserve Account at State Street Bank and Trust Company.

        7.11 Closing Instructions. Each Borrower shall Indemnify and hold Agent and each Lender and all those claiming by, through or under the Agent and each of the Lenders, harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or approved attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan. Agent has the right to pre-approve Borrower's disbursement or instruction letter to the title insurance company, agent or approved attorney in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. Borrower's disbursement or instruction letter must state that Agent, for the benefit of the Lenders has a security interest in any amounts advanced to fund a Mortgage Loan and in the Mortgage Loan funded with those amounts and must require the title insurance company, agent or approved attorney involved in the transaction to return any amounts advanced by Lender and not used to fund the Mortgage Loan.

        7.12 Other Loan Obligations Each Borrower shall perform all of its material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which such Borrower is bound or to which any of its property is subject, and promptly notify Lender in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Schedule 7.12 is a true and complete list of all such lines of credit or agreements as of the date of this Agreement.

        7.13 Further Assurances. (a) Each Borrower will cooperate with, and will cause each of its Subsidiaries, and the Guarantors to cooperate with the Agent and the Lenders and execute such further instruments and documents as any Lender or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

        (b) Without limiting the generality of the foregoing, on or before March 31, 2002, the Borrowers shall provide the Agent with certificates of foreign qualification for each (i) PWF from the Secretary of State for the State of Illinois, and (ii) Cambridge from the Secretary of State of the Commonwealth of Massachusetts

        7.14 Restrictions on Liens, Transfers and Additional Debt.

                7.14.1 Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                        (i) Indebtedness to the Lenders arising under any of the
                Loan Documents;

                        (ii) Current liabilities of the Borrowers or their Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                        (iii) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                        (iv) Secured  purchase money debt or  capitalized  lease
                obligations;

                        (v) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                        (vi) Endorsements for collection, deposit or negotiation
                and warranties of products or services, in each case incurred in the ordinary course of business;

                        (vii) (a) the  Borrowers'  Indebtedness  pursuant to the
                RFC Line and (b) Larson's Indebtedness pursuant to the Commerce Line; and (c) up to $750,000 of Indebtedness
                incurred in the ordinary course of business for capital expenditures (e.g computer system); provided, however, effective as the Closing Date, the Borrowers shall no longer obtain loans and advances under the RFC Line, and Larson shall no longer obtain loans and advances under the Commerce Line, and each of the Borrowers shall terminate the RFC Line, and Larson shall terminate the Commerce Line, and the Borrowers shall repay all amounts due and owing under each of the RFC Line and the Commerce Line, on or before March 30, 2002; provided, however, that PWF and the PWF Subsidiaries, as applicable, may obtain loans from RFC under the RFC Line in order to fund during the week of December 24, 2001, the two pending mortgage closings in the respective amounts of approximately $14,000,000 and $700,000.

                        (viii) Indebtedness to Fannie Mae, Freddie Mac, GNMA, FHA or other parties with whom the PWF and the PWF Subsidiaries originate, sell, repurchase or service Mortgage Loans, to the extent directly relating to or arising out of such origination, sale, repurchase, or servicing in the ordinary course of business;

                        (ix) Indebtedness secured by real property acquired upon
                foreclosure of Mortgages, which, either (x) is so secured at the time of such acquisition, or (y) is directly related to such real property, not in excess of the fair market value thereof, and reasonably expected by the Borrower or the subject Subsidiary to be recovered from the sale or other disposition of the subject real property;

                        (x) Unsecured  Indebtedness  for borrowed money incurred
                in the ordinary course of business and not exceeding $750,000, plus intercompany liabilities which have a maturity date which is later than the Maturity Date and which are subordinated to the Obligations pursuant to subordination agreements reasonably satisfactory to the Agent which shall permit repayment as long as (A) no Event of Default then exists, and (B) no Event of Default would thereupon occur (including on a pro forma basis as if applicable financial covenants were tested as of the date of such repayment;

                        (xi)   Indebtedness   (exclusive  of  the   Indebtedness
                referred to in clause (x) above) incurred to finance the purchase or leasing of equipment, in the ordinary course of business;

                        (xii) Indebtedness incurred in the ordinary course of business secured by one or more specific assets, in each instance the principal amount of which shall not exceed the GAAP book value of the subject asset(s);

                        (xiii) Guaranties by any Borrower for the benefit of any
                other Borrower or such Borrower's Subsidiaries in the ordinary course of business;
                        (xiv) other Indebtedness existing on the date of this Agreement and listed and described on Schedule 7.14.1 hereto;

                        (xv) any Indebtedness due or to become due to the Selling Stockholders under the Stock Purchase Agreement.

                7.14.2 Restrictions on Liens, Etc. Except in connection with their purchase, origination and sale from time to time of Mortgage Loans and related assets in the ordinary course of business as conducted on the Agreement Date, the Borrowers will not, and will not permit any of their Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse;(f) agree to a negative pledge in favor of any Person other than the Agent or the Lenders pursuant to the Acquisition Facility with respect to any assets or rights, now owned or hereafter arising provided that the Borrowers and any Subsidiary of the Borrowers may create or incur or suffer to be created or incurred or to exist:

                        (i) liens on properties to secure taxes, assessments and
                other government charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof);

                        (ii) deposits or pledges made in connection  with, or to
                secure   payment  of,   workmen's   compensation,   unemployment
                insurance,   old  age   pensions   or  other   social   security
                obligations;

                        (iii) liens on  properties  in respect of  judgments  or
                awards,  the Indebtedness  with respect to which is permitted by
                Section 7.14.1(iv);

                        (iv) liens on property  granted in connection  with each
                of the RFC Line and the Commerce Line, securing Indebtedness permitted by Section 7.14.1(vii);

                        (v)  presently  outstanding  liens  listed  on  Schedule
                7.14.2 hereto;

                        (vi) liens in favor of the Agent and the  Lenders  under
                the Loan Documents;liens securing Indebtedness to Fannie Mae, Freddie Mac, GNMA, FHA or other parties with whom the Borrower or its Subsidiaries originate, sell, repurchase or otherwise service Mortgage Loans provided such liens relate to the foregoing transactions, but only to the extent directly relating to or arising out of such origination, sale, repurchase, or servicing in the ordinary course of business;

                        (vii) liens securing Indebtedness secured by real property acquired upon foreclosure of Mortgages, which either
                (x) is so securing at the time of such acquisition, or (y) is directly related to such real property, not in excess of the fair market value thereof, and reasonably expected by the Borrower or the subject Subsidiary to be recovered from the sale or other disposition of the subject real property;

                        (viii) liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money);

                        (ix)  liens   arising   from  good  faith   deposits  in
                connection   with  or  to  secure   performance   of   statutory
                obligations and surety and appeal bonds;

                        (x) easements,  rights-of-way,  restrictions  (including
                zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

                        (xi) liens securing  Indebtedness  permitted pursuant to
                Section 7.12.1(xi), provided such lien does not extend beyond the equipment which is the subject of the Indebtedness;

                        (xii) liens securing credit enhancement products supporting multi-family housing project bonds or other financing of multi-family housing projects in the ordinary course of business which indebtedness in permitted pursuant to Section 7.12.1(xiv)(A);

                        (xiii) liens in favor of GNMA in connection with GNMA Mortgage Loans, provided such liens relate to the subject Mortgage Loan.

        7.15  Distributions.

                        7.15.1 Permitted Distributions. So long as no Default or
                Event of Default has occurred and is continuing (unless waived by Agent and the Requisite Lenders as set forth in Section 11.4.1) the Borrowers may make any payments or distributions to the Guarantor and Affiliates of the Guarantor ("Permitted Distributions")

        7.16 Restrictions on Investments. Borrowers will not, and will not permit any of their Subsidiaries to make or permit to exist or to remain outstanding any Investment except an Investment which are in:

                        (i) Cash Equivalents (provided,  however, the Fannie Mae
                Reserve  Account may be invested  for a period that  exceeds 364 days);

                        (ii) property acquired in the normal and ordinary course
                of each Borrower's present business of originating and purchasing Mortgage Loans (including property acquired on foreclosure of Mortgages and, as to PWF and the PWF Subsidiaries, the origination and purchase of Mortgage Loans in the ordinary course of their business) as conducted on the Agreement Date and any other business permitted under this Agreement; and

                        (iii) Fannie Mae common  stock which is currently  owned
                by the Borrowers;

                        (iv) Investments in Subsidiaries provided that if an Event of Default has occurred and is continuing, Borrower will not, and will not permit any of its Subsidiaries to, make any new Investments in Subsidiaries.

        7.17 Indemnification Against Payment of Brokers' Fees. Each Borrower agrees to defend, indemnify and hold harmless Agent and each of the Lenders from and against any and all liabilities, damages, penalties, costs, and expenses, relating in any manner to any brokerage or finder's fees in respect of the Facility (except as resulting from actions of the Agent or any Lender).

        7.18   Merger, Consolidation.

                7.18.1 The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or disposition or stock acquisition or disposition (other than the acquisition or disposition of assets in the ordinary course of business consistent with past practices, including the acquisition or disposition of Mortgage Loans and property acquired on foreclosure of Mortgages) except (i) the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower, (ii) the merger or consolidation of two or more Subsidiaries of any Borrower, and (iii) other dispositions of Service Contracts in an amount not to exceed five percent (5%) of the Servicing Portfolio during any twelve (12) month period.

                7.18.2 The Borrowers will not, and will not permit any of their Subsidiaries to cease actively to engage in the business of originating or acquiring Mortgage Loans or make any other material change in the nature or scope of the business in which each Borrower engages as of the date of this Agreement.

                7.18.3 The Borrowers will not, and will not permit any of their Subsidiaries to sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of such Person's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, to another Borrower or Subsidiary of a Borrower, and sales of
        (1) Mortgage  Loans,  (2)  Mortgage-backed  Securities  , (3)  Servicing

        Contracts and (4) other dispositions of Serviced Loans in an amount not to exceed five percent (5%) of the Servicing Portfolio during any twelve
        (12) month period.

                7.18.4 The Borrowers will not, and will not permit any of their Subsidiaries to issue any additional ownership interests, or rights or instruments convertible into such ownership interests, except for (i) Permitted Transfers, (ii) those transactions set forth on Schedule 6.7.2, and (iii) the exchange by Charter Mac Corporation of its common stock into Class A Common Stock..

                7.18.5 The Borrowers will not, and will not permit any of their Subsidiaries to change their respective taxpayer identification numbers and state organizational numbers unless such Person shall have provided the Agent with not less than forty-five days prior written notice.

        7.19 Subsidiaries. The Borrowers other than PWF may not acquire, form or otherwise invest in any Subsidiary. PWF may acquire, form or otherwise invest in a Subsidiary which engages in the mortgage banking business primarily involving multi-family mortgages, including purchasing, servicing and originating. Any Subsidiary created by PWF shall constitute a "Borrower" as referred to herein. Each of the Borrowers acknowledges and covenants that upon the creation of any new Subsidiary permitted hereby, at the Agent's option such Subsidiary shall execute and deliver to the Agent an agreement reasonably satisfactory to the Agent under which such Subsidiary joins this Agreement as a Borrower.

        7.20 Loans and Advances. Except as permitted in Section 7.14.1 and 7.16, the Borrows will not and will not permit any of their Subsidiaries to, make any loans or advances to any Person other than advances to the Borrowers' or their Subsidiaries' employees in the ordinary course of business for reasonable expenses to be incurred by such employees for the benefit of the Borrowers or such Subsidiaries. Notwithstanding the foregoing, the Borrowers may purchase and originate Mortgage Loans in the ordinary course of business.

        7.21 Fiscal Year. The fiscal year of the Borrowers and their Subsidiaries presently ends on September 30 of each year. If the Borrowers shall change their fiscal year end, such Person shall promptly furnish the Agent with written notice thereof.

        7.22 Charging Accounts. Agent is hereby authorized, on or after the due date, to charge the Cash Collateral Account at Agent with the amount of all principal and interest payments due under this Agreement, the Notes or the other Loan Documents and upon the occurrence and during the continuation of an Event of Default, the Agent or any of the Lenders is hereby authorized on or after the due date, to charge such account at Agent, or any other deposit account of any Borrower at Agent or any of the Lenders, with the amount of all unpaid fees, costs and expenses to which the Agent and the Lenders are entitled under this Agreement. The failure of Agent to so charge such account shall not affect or limit Borrowers' obligation to make any required payment.

        7.23 Place for Records; Inspection.

                7.23.1 Each Borrower shall, and cause each of their Subsidiaries to, maintain all of their business records as follows: (x) as to PWF and Cambridge, 200 Old Country Road, Suite 580,

        Mineola, New York 11501, and (y) as to Larson, 200 Old Country Road, Suite 580, Mineola, New York 11501 and 150 Morristown Road, Bernardsville, New Jersey 07924. Upon reasonable notice and at reasonable times during normal business hours Agent and each Lender shall have the right (through such agents or consultants as Agent or any Lender may designate) to examine the foregoing Persons' property and make copies of and abstracts from such Persons' books of account, correspondence and other records and to discuss its financial and other affairs with any of its senior officers and any accountants hired by any of the foregoing Persons, it being agreed that the Agent and each Lender shall not divulge information obtained from such examination to others except in connection with Legal Requirements and in connection with administering the Loan, enforcing their rights and remedies under the Loan Documents and in the conduct, operation and regulation of its banking and lending business (which may include, without limitation, the transfer of the Loan or of participation interests therein). Any transferee of the Loan or any holder of a participation interest in the Loan shall be entitled to deal with such information in the same manner and in connection with any subsequent transfer of its interest in the Loan or of further participation interests therein.

                7.23.2 Without limiting the rights of the Agent and the Lenders under Section 7.23.1, above, the Borrowers shall permit the Agent, at the Borrowers' expense, to undertake semi-annual appraisals of the Servicing Rights by any Approved Servicing Rights Appraiser, provided, however, that so long as no Default or Event of Default has occurred and is continuing, there shall be not more than two such appraisals in any twelve month period.

        7.24 Costs and Expenses. Whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to pay promptly: (a) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto; (b) the reasonable fees, expenses, and disbursements of counsel to the Agent in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by any Borrower; (c) all other actual and reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the establishment of the Facility, the syndication of the Commitments and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; and (d) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Agent or any Lender and the fees and costs of appraisers, brokers, investment bankers or other experts retained by the Agent or any Lender) incurred by the Agent or any Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrowers, the Guarantors or any other Person, or the administration thereof, (ii) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings, and (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any Lender's relationship with the Borrowers, except to the extent arising out of the Agent's or any Lender's bad faith, gross negligence, willful misconduct or material breach of this Agreement or any other Loan
Document, as finally determined by a court of competent jurisdiction. The covenants of this Section shall survive payment or satisfaction of payment of amounts owing with respect to the Notes. The amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate) and be an Obligation secured by any Collateral.

        7.25 Indemnification. Each Borrower shall indemnify and hold harmless the Agent and the Lenders and all those claiming by, through or under the Agent and each of the Lenders ("Indemnified Party") from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby ("Damages") including, without limitation
(a) any actual or proposed use by the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans, (b) the Borrowers or any of their Subsidiaries entering into or performing this Agreement or any of the other Loan Documents, or (c) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Legal Requirement, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no Indemnified Party shall be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such Indemnified Party acted in bad faith, with willful misconduct, gross negligence, or material breach of this Agreement or any other Loan Document. No Indemnified Party shall be entitled to settle or enter into any accommodation in respect of any such claim, action or suit without the prior written consent of the Borrowers (and that any Indemnified Party so settling or accommodating without such Borrowers' consent shall not be entitled to indemnification therefor), and provided, however, if the Borrowers shall refuse to provide its written consent to a requested settlement, the Borrowers shall, as collateral for potential payment of the full amount of the claimed Damages, provide either a letter of credit in favor of the Indemnified Party, on terms and conditions satisfactory to the Agent, in its sole discretion, or, as cash collateral, cash or Cash Equivalents, any of which shall be in the full amount of the claimed Damages, together with all anticipated costs and expenses (including reasonable attorneys' fees and expenses) anticipated by the Agent, in its sole discretion, to accrue in connection with the defense and possible payment of the claimed Damages. If the Borrowers fail to provide such required collateral, or fails to respond to a request for a consent to a settlement, within five (5) Business Days of when first requested by the Agent, the Indemnified Party shall be entitled to settle the claim as it proposed, and the Borrowers shall be liable for the full amount thereof together with all related Damages. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 7.25 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 7.25 shall survive the repayment of the Loan and the termination of the obligations of the Lenders and the Agent hereunder.

        7.26 Financial Covenants.

                7.26.1 Tangible Net Worth. The Borrowers shall, on a consolidated basis (as among themselves only), maintain a Tangible Net Worth of not less than the greater of (x) $13,000,000.00, or (y) an amount sufficient to satisfy the requirements from time to time of both

        Fannie Mae and Freddie Mac, to be tested as of the Closing Date and on the last day of each calendar quarter thereafter.

                7.26.2 Liquidity. The Borrowers shall, on a consolidated basis, among themselves, at all times maintain unrestricted cash and Cash Equivalents of no less than $500,000 plus 0.15% of the aggregate outstanding principal amount of aggregate of Serviced Loans serviced on behalf of Fannie Mae, or such higher level as Fannie Mae may require from time to time.

                7.26.3 Debt Service Coverage. The Borrowers shall, on a consolidated basis among themselves, maintain a minimum Debt Service Coverage ratio of 1.25:1, which shall be tested quarterly on a rolling 4 quarter basis commencing March 31, 2002.

                7.26.4 Minimum Portfolio Amount. At no time shall the aggregate principal balances of the Serviced Loans (exclusive of Serviced Loans which are sixty (60) or more days past due or are otherwise in default) be less than $2,300,000,000.

                7.26.5 Maximum Serviced Loans Delinquencies. At no time shall the aggregate principal amount of Serviced Loans which are sixty (60) or more days past due or otherwise in default exceed 1% of aggregate principal balances of all Serviced Loans.

        7.27 Replacement Documentation. Upon receipt of an affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of any Note, this Agreement, any Loan Document, or any other security document which is not of public record, and customary (unsecured, unbonded) indemnification reasonably satisfactory to the Borrowers, each Borrower will issue, in lieu thereof, a replacement Note, Agreement, Loan Document or other security document in the same principal amount thereof and otherwise of like tenor.

        7.28 Additional Facilities Co-Terminous and Cross Defaulted. Each Borrower acknowledges and agrees that the occurrence of an event of default under the Acquisition Facility shall constitute an Event of Default hereunder.

        7.29 Pledge of Servicing Contracts. None of the Borrowers will Pledge or grant a security interest in any existing or future Servicing Contracts of such Borrower other than to Agent.

        7.30 Recourse Servicing Contracts. None of the Borrowers will acquire or enter into Servicing Contracts under which any Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans, except for loss sharing under Fannie Mae DUS Mortgage Loans and as a result of customary representations and warranties concerning the Mortgage Loans.

        7.31 Gestation Agreements. None of the Borrowers will directly or indirectly sell or finance a Mortgage Loan under any Gestation Agreement if the Mortgage Loan is or was previously pledged to Lender as Collateral under this Agreement.

8. SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

        8.1 Special Representations and Warranties Concerning Eligibility as Seller/Servicer of Mortgage Loans

        Each Borrower represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that each Borrower is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

                8.1.1 PWF, Larson and Cambridge are FHA approved mortgagees, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

                8.1.2 Cambridge is a Ginnie Mae approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

                8.1.3 PWF and Larson are Fannie Mae approved seller/servicers of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

                8.1.4 PWF is a Fannie Mae approved and qualified Delegated Underwriting and Servicing Lender, eligible to process, underwrite, hold, sell to Fannie Mae and service Fannie Mae Mortgage Loans under the DUS Program.

                8.1.5 PWF is a Freddie Mac approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

        8.2  Special   Representations  and  Warranties  Concerning  Warehousing
Collateral

        Each Borrower represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

                8.2.1 No Borrower has selected the Collateral in a manner so as to affect adversely Lender's interests.

                8.2.2 Each Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities. All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to such Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Lender, subject to no other Liens.

                8.2.3 Each Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

                8.2.4 Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents. No party to any Mortgage Loan or related document is in violation of any applicable law, rule or regulation if the violation would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

                8.2.5 Each Pledged Loan is secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

                8.2.6 Unless Third Party Originated Loans are permitted, each Pledged Loan has been closed or will be closed and funded with the Warehousing Advance made against it.

                8.2.7 Each Pledged Loan that is not an FHA Construction Mortgage Loan has been fully advanced in the face amount of its Mortgage Note. The Agent acknowledges and agrees that in certain instances, a portion of the proceeds of a Pledged Loan, although advanced to the borrower thereunder, will be held by Borrower in escrow to be disbursed upon the completion of repairs to the subject property.

                8.2.8 Each First Mortgage is a first Lien on the premises described in that Mortgage and each Second Mortgage Loan or a third Mortgage Loan is secured by a second or third Lien on the premises described in that Mortgage, and with respect to each Second Mortgage Loan or third Mortgage Loan, PWF shall be the servicer, and the Purchase Commitment shall be from the same Investor which holds the senior Lien on the Property and third Mortgage Loans shall only be Fannie Mae mortgage loans. Each Pledged Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

                8.2.9  Each   Property  has  been   evaluated  or  appraised  in
        accordance with Title XI of FIRREA, to the extent required.

                8.2.10 The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower, (2) an "instrument' within the meaning of Section 9-102 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

                8.2.11 No default has existed for 60 days or more under any Mortgage Loan included in the Pledged Loans.

                8.2.12 Each Borrower has complied and will continue to comply with all laws, rules and regulations in respect of the FHA insurance of each Mortgage Loan included in the Pledged Mortgages designated by any Borrower as an FHA insured or VA guaranteed Mortgage Loan, and such insurance or guarantee is and will continue to be in full force and effect.

                8.2.13 All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Loans (1) name and will continue to name the appropriate Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broadest form of extended coverage insurance available.

                8.2.14 Pledged Loans secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

                8.2.15 Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

                8.2.16 Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

                8.2.17 Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

                8.2.18 None of the Pledged Loans is a graduated payment Mortgage Loan or has a shared appreciation or other contingent interest feature, and each Pledged Loan provides for periodic payments of all accrued interest on the Mortgage Loan on at least a monthly basis.

                8.2.19 No Borrower has any ownership interest, right to acquire any ownership interest or equivalent economic interest in any property securing a Mortgage Loan or the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note.

                8.2.20 The original assignments of Mortgage and of UCC financing statements delivered to Lender for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

                8.2.21 Each  Pledged  Loan  secured by real  property to which a
        manufactured   home  is  affixed  will  create  a  valid  Lien  on  that
        manufactured  home that will have  priority  over any other

        Lien on the manufactured home, whether or not arising under applicable real property law or the UCC or other applicable law.

        8.3 Special Affirmative Covenants Concerning Warehousing Collateral

        As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, each Borrower must:

                8.3.1 Warrant and defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons.

                8.3.2 Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them.

                8.3.3 Execute and deliver to Agent and/or the Lenders such further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Agent, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Agent (for the ratable benefit of the Lenders) under this Agreement.

                8.3.4 Notify Agent within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool, or Pledged Security.

                8.3.5 Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

                8.3.6 Maintain, at its principal office or in a regional office approved by Agent, or in the office of a computer service bureau engaged by Borrower and approved by Agent and, upon request, make available to Agent the originals, or copies in any case where the originals have been delivered to Agent or to an Investor, of the Mortgage Notes and
        Mortgages included in Pledged Loans, Mortgage-backed Securities delivered to Agent as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

                8.3.7 Be in good standing with Fannie Mae, Freddie Mae, GNMA, and FHA with respect to all programs and products in which any Borrower from time to time participating.

        8.4 Special Negative Covenants Concerning Warehousing Collateral

        As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrowers must not, either directly or indirectly, without the prior written consent of the Agent and the Requisite Lenders:

                8.4.1 Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

                8.4.2 Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement) any of the Collateral or any interest in any of the Collateral.

                8.4.3 Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

        8.5 Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements

        PWF represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that PWF has met the Fannie Mae DUS Program requirements for lender reserves for each Fannie Mae DUS Mortgage Loan to be funded by such Warehousing Advance.

        8.6 Special Representations and Warranties Concerning FHA Project Mortgage Loans

        Each Borrower represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

                8.6.1 Each FHA-insured Mortgage Loan included in the Pledged Loans meets all applicable governmental requirements for such insurance. Each Borrower has complied and will continue to comply with all laws, rules and regulations with respect to the FHA insurance of each Pledged Loan designated by such Borrower as an FHA-insured Mortgage Loan, and such insurance is and will continue to be in full force and effect.

                8.6.2 For FHA-insured Pledged Loans that will be used to back Ginnie Mae Mortgage-backed Securities, Cambridge received from Ginnie Mae Confirmation Notices for Request Additional Commitment Authority and for Request Pool Numbers, and there remains available under those agreements a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of the Pledged Loans designated by Cambridge as the Mortgage Loans to be used to back those Ginnie Mae Mortgage-backed Securities; each of those Confirmation Notices is in full force and effect; each of those Pledged Loans has been assigned by Cambridge to one of those Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated to this Agreement by Cambridge, in an amount at least equal to those Pledged Loans; and each of those assignments and allocations has been reflected in the books and records of Cambridge.

        8.7  Special   Representations  and  Warranties   Concerning  Commercial
Mortgage Loans

        Each Borrower represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

                8.7.1 The principal amount of each Commercial Mortgage Loan does not exceed $30,000,000.

                8.7.2 The Loan-to-Value Ratio of each Commercial Mortgage Loan does not exceed 80%.

                8.7.3 Each Commercial Mortgage Loan is a permanent First Mortgage Loan.

                8.7.4 The projected Property Debt Service Coverage Ratio for the related Commercial Property for the 12-month period beginning on the anticipated closing date of each Commercial Mortgage Loan equals or exceeds 1.30 to 1.00.

                8.7.5 Each Commercial Mortgage Loan has a final maturity of not more than 20 years (from its original date) and provides for monthly payments of principal and interest sufficient to repay the original principal amount of each Commercial Mortgage Loan over a period of not more than 30 years (subject to adjustment in accordance with industry standards in the case of an adjustable-rate Mortgage Loan).

                8.7.6 None of the Commercial Properties securing a Commercial Mortgage Loan is a marina, golf course, automobile dealership, funeral home, hotel or motel, self-storage facility or other type of property developed specifically for the operations of a particular business.

                8.7.7 The mortgagor under each Commercial Mortgage Loan is a Single Purpose Entity, if either: (i) the principal amount of the Commercial Mortgage Loan exceeds $25,000,000; or (ii) the owners or sponsors of the mortgagor under the Commercial Mortgage Loan or any other obligor on the Mortgage Note, or any Person owned or controlled by any of them, have previously defaulted on Debt or been debtors under the United States Bankruptcy Code

        8.8  Special   Representations  and  Warranties   Concerning   Servicing
Collateral

        Schedule 6.21 is a true and complete list of each Borrower's Servicing Portfolio as of the date set forth therein. Each Borrower hereby represents and warrants to Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

                8.8.1 Each Borrower is the legal and equitable owners and holders, free and clear of all Liens of the Servicing Contracts.

                8.8.2 Except as otherwise disclosed to Lenders, all of the servicing rights under the Servicing Contracts constitute primary servicing rights.

                8.8.3 Each Servicing Contract is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under any Servicing Contract, except where the failure of the foregoing would not materially adversely affect a Borrower's business or assets.

                8.8.4 Each right to the payment of money under the Servicing Contracts is genuine and enforceable in accordance with its terms against the parties obligated to pay the same, which terms have not been modified or waived in any respect or to any extent, except where the failure of the foregoing would materially adversely affect a Borrower's business or assets.

                8.8.5 To the best of each Borrower's knowledge, no obligor has any defense, set off, claim or counterclaim against such Borrower that can be asserted against Agent or any Lender, whether in any proceeding to enforce Agent's rights in the related Mortgage Loan or otherwise, except where the failure of the foregoing would not materially adversely affect a Borrower's business or assets.

9. EVENTS OF DEFAULT. The following provisions deal with Default, Events of Default, notice, grace and cure periods, and certain rights of Agent and the Lenders following an Event of Default.

        9.1 Default and Events of Default. The term "Default" as used herein or in any of the other Loan Documents shall mean an Event of Default, or any fact or circumstance which constitutes, or upon the lapse of time, or giving of notice, or both, would constitute, an Event of Default. Each of the following events, unless cured within any applicable grace period set forth or referred to below in this Section 9.1, shall constitute an "Event of Default".

                9.1.1 Failure to Pay. Any Borrower shall fail to pay any principal and interest of the Loan or any other Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                9.1.2 Failure to Perform (Grace).The Borrower shall fail

                        (i) to comply with the  covenants  set forth in Sections
                7.11, 7.24 and 7.25 within ten (10) days from the date of the Agent's written notice to the Borrower informing Borrower of the Borrower's failure to have so complied with said covenants; and

                        (ii) to comply with the  covenants set forth in Sections
                7.3,  7.6.1(b),  7.7, 7.8, 7.9, 7.13(a),  7.23.1 and 7.23.2, and
                7.27  within  fifteen  (15)  days  from the date of the

                Agent's written notice to the Borrower informing Borrower of the Borrower's failure to have so complied with said covenants; and

                        (iii) to  comply  with the  provisions  of  clauses  (a)
                through (f) inclusive of Section 7.14.2 with respect to any lien not resulting from a voluntary action by any Borrower within five (5) days from the date of the Agent's written notice to the Borrower informing Borrower of the Borrower's failure to have so complied with said covenant;

                provided, however, that the foregoing grace periods shall only apply in respect of the first instance of non-compliance with each respective covenant in any twelve-month period.

                9.1.3 Failure to Perform. Any Borrower shall fail to comply with any of its covenants contained herein or any of the covenants contained in any other Loan Documents and which are not referenced in Section
        9.1.2 above;

                9.1.4 Breach of Representation or Warranty. Any representation or warranty of any Borrower or any of their Subsidiaries in this Agreement or any of the other Loan Documents shall have been false in any material respect upon the date when made or deemed to have been made or repeated;

                9.1.5 Failure to Pay other Indebtedness. Any Borrower or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation in excess of $50,000 for borrowed money or credit received or in respect of any capitalized leases, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any capitalized leases in excess of $50,000 provided that the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                9.1.6  Insolvency.  Any  Borrower  or any of their  Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower or any of their Subsidiaries or of any substantial part of the assets of any Borrower or any of their Subsidiaries or shall commence any case or other proceeding relating to any Borrower or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower or any of their Subsidiaries and any Borrower or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein;

                9.1.7 Involuntary Proceedings. The filing of any case or other proceeding against any Borrower or any of the Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect and such case or proceeding is not discharged or dismissed within forty-five (45) days of its commencement; a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any Borrower or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower or any Subsidiary of any Borrower, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                9.1.8 Judgments. There shall remain in force, undischarged, unsatisfied and unstayed, for more than forty-five (45) days, whether or not consecutive, any uninsured final judgment against any Borrower or any of their Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against any Borrower or any of their Subsidiaries exceeds in the aggregate $100,000;

                9.1.9 Cancellation of Loan Documents. If any of the Loan Documents shall be canceled, terminated, revoked or rescinded or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of their Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                9.1.10 ERISA. With respect to any ERISA Plan, an ERISA Reportable Event shall have occurred and (i) a trustee shall have been appointed by the United States District Court to administer such Plan; or (ii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan (which termination proceedings could result in liability of any Borrower or any of their Subsidiaries to the PBGC in excess of $250,000;

                9.1.11 Indictment. Any Borrower or any of their Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of any Borrower or such Subsidiaries;

                9.1.12 Material Adverse Change. There shall have occurred any change in or to the assets, liabilities, financial condition, business operations, or prospects of any Borrower and their Subsidiaries, taken as a whole, which change materially adversely affects the Borrower's ability to perform its obligations under this Agreement or the other Loan Documents;

                9.1.13 Regarding Guarantor, et. al. The occurrence of any of the foregoing Events of Default with respect to any Guarantor of the Obligations, or the occurrence of any of the foregoing Events of Default with respect to the parent of any Borrower, Subsidiary, or Affiliate, as if such Guarantor, parent, or Affiliate were the "Borrower" described therein;

        Change in Control. Any change of the ownership of the capital stock of any Borrower from that existing on the date hereof, except as permitted pursuant to Section 7.18.4; or

                9.1.14 Acquisition Facility. The occurrence of an event of default under the Acquisition Facility.

                9.1.15 RFC Line; Commerce Line. The occurrence of an event of default under any of the RFC Line or Commerce Line which results in the acceleration of the Indebtedness thereunder..

        9.2 Written Waivers. If a Default or an Event of Default is waived by the Requisite Lenders, in their sole discretion, pursuant to a specific written instrument executed by an authorized officer of Agent, the Default or Event of Default so waived shall be deemed to have never occurred.

        9.3 Remedies.

                9.3.1 If an Event of  Default  described  in  Section  9.1.6 and
        9.1.7 occurs with respect to any Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Loan and all other Obligations will automatically become due and payable, without presentment, demand or other requirements of any kind, all of which each Borrower expressly waives.

                9.3.2 If any other Event of Default occurs and is continuing, Agent may, and with the direction of the Requisite Lenders shall, by Notice to Borrowers, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

                9.3.3 If any Event of Default occurs and is continuing, Agent may also take any of the following actions:

                        (i) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

                        (ii) Notify all obligors under any of the Collateral that the Collateral has been assigned to Agent (or to another Person designated by Agent) and that all payments on that Collateral are to be made directly to Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Agent; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

                        (iii) Act, or contract with a third party to act at Borrowers' expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Servicing Contracts and Purchase Commitments.

                        (iv) Require Borrowers to assemble and make available to
                Agent the Collateral and all related books and records at a place designated by Agent.

                        (v) Enter onto property  where any Collateral or related
                books and records are located and take possession of those items with or without judicial process; and obtain access to each Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

                        (vi) Before the disposition of the  Collateral,  prepare
                it for disposition in any manner and to the extent Agent deems appropriate.

                        (vii) Exercise all rights and remedies of a secured creditor under the UCC or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on the terms and in the manner as Agent may determine, including sale under any applicable Purchase Commitment. Each Borrower waives any right such
                Borrower may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law. If notice is required under applicable law, Agent will give Borrowers not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Each Borrower agrees that 10 days' notice is reasonable notice. Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be may be retained by Agent until the purchaser pays the selling price or takes possession of the Collateral. Agent has no liability to Borrowers if a purchaser fails to pay for or take possession of the Collateral sold on those terms, and in the case of any such failure, Agent may sell the Collateral again upon notice complying with this Section.

                        (viii) Instead of or in conjunction  with exercising the
                power of sale authorized by Section 9.5.3(vii), Agent may proceed by suit at law or in equity to collect all amounts due upon the Collateral, or to foreclose Agent's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

                        (ix) Proceed against any Borrower on the Notes.

                        (x) Retain all  excess  proceeds  from the sale or other
                disposition of the Collateral, and apply them to the payment of the Obligations under Section 11.2.4.

                9.3.4 Agent and Lenders will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Each Borrower waives (to the extent permitted by law) any claims they may have against Agent arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Agent might have obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, plus accrued and unpaid interest on the Advances, and unpaid fees, even if Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Each Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by such Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

                9.3.5 Each Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Each Borrower waives any right they may have to prior notice of the sale of Pledged Securities, and agrees that Agent may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

                9.3.6 Each Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that such Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Agent to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Agent is not required to take any action to preserve any rights of Borrowers against holders of mortgages having priority to the Lien of any Mortgage included in the Collateral or to preserve Borrowers' rights against other prior parties.

                9.3.7 Lenders may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Agent or Lenders in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Agent or Lenders until repaid by Borrowers, are deemed to be principal outstanding under this Agreement and the Notes.

                9.3.8 No failure or delay on the part of Agent to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Agent of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Agent, or Agent's exercise of any other right, power or remedy. Without limiting the foregoing, each Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

                9.3.9 For the purpose of exercising  the rights  granted by this
        Section 9, as well as any and all other rights and remedies of Agent, each Borrower hereby irrevocably constitutes and appoints Agent (or any agent designated by any Lender) its true and lawful attorney-in-fact, with full power of substitution, exercisable upon and following any Event of Default, to execute, acknowledge and deliver any instruments and to do and perform any acts in the name and on behalf of Borrowers, including, without limitation, Agent has been granted a license or other right to use, without charge, each Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's rights under all licenses and all other agreements related to the foregoing inure to Agent's benefit until the Obligations are paid in full.

10. SECURITY INTEREST AND SET-OFF.

        10.1 Security Interest. Each Borrower hereby grants to the Agent and each of the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to Agent and each of the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property of the Borrower, now or hereafter in the possession, custody, safekeeping or control of Agent or any of the Lenders or any entity under the control of FleetBoston Financial Corporation and its successors and assigns or in transit to any of them.

        10.2 Set-Off. If an Event of Default occurs and is continuing, any such deposits, balances or other sums credited by or due from Agent or any of the Lenders, or from any such Affiliate of Agent or any of the Lenders, to Borrower may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived, be set off, appropriated and applied by Agent or such Lender of Affiliate against any or all of Borrowers' Obligations irrespective of whether demand shall have been made and although such obligations may be unmatured, in such manner as Agent or such Lender or Affiliate in its sole and absolute discretion may determine. Within five (5) Business Days of making any such set off, appropriation or application, Agent agrees to notify Borrowers thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. ANY AND ALL RIGHTS TO REQUIRE AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrowers to such Lender, other than the Obligations evidenced by the Note held by such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations evidenced by all the Note held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Lender by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Note held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, participation, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        10.3 Right to Freeze. The Agent and each of the Lenders shall also have the right, at its option, upon the occurrence of any event which would entitle the Agent and each of the Lenders to set off or debit as set forth in Section 10.2, to freeze, block or segregate any such deposits, balances and other sums so that Borrower may not access, control or draw upon the same.

        10.4 Additional Rights. The rights of Agent, the Lenders, and each affiliate of the Agent and the Lenders under this Section 10 are in addition to, and not in limitation of, other rights and remedies, including other rights of set off, which Agent or any of the Lenders may have.

11. THE AGENT AND THE LENDERS

        11.1 Rights, Duties and Immunities of the Agent.

                11.1.1 Appointment of Agent. Each Lender hereby irrevocably designates and appoints Fleet National Bank as Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes the Agent to take such actions, exercise such powers and perform such duties as are expressly delegated to or conferred upon the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. The Agent shall not have any duties or responsibilities except those expressly set forth herein or in the other Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof.

                11.1.2 Administration of Loan by Agent. The Agent shall be responsible for administering the Loan on a day-to-day basis. In the exercise of such administrative duties, the Agent shall use the same diligence and standard of care that is customarily used by the Agent with respect to similar loans held by the Agent solely for its own account.

        Each Lender  delegates to the Agent the full right and  authority on its
behalf  to  take  the  following   specific   actions  in  connection  with  its
administration of the Loan:

                        (i) to fund each Warehousing  Advance in accordance with
                the provisions of the Loan Documents, but only to the extent of immediately available funds provided to the Agent by the respective Lenders for such purpose;

                        (ii) to receive  all  payments of  principal,  interest,
                fees and other charges paid by, or on behalf of, the Borrowers and, except for fees to which the Agent is entitled pursuant to the Loan

                Documents or otherwise, to distribute all such funds to the respective Lenders as provided for hereunder;

                        (iii) to keep and maintain  complete and accurate  files
                and records of all material matters pertaining to the Loan, and make such files and records available for inspection and copying by each Lender and its respective employees and agents during normal business hours upon reasonable prior notice to the Agent; and

                        (iv) to do or omit doing all such  other  actions as may
                be reasonably necessary or incident to the implementation, administration and servicing of the Loan and the rights and duties delegated hereinabove.

                11.1.3 Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement or any other Loan Document by or through its agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                11.1.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Loan Agreement or the other Loan Documents, except for its or their gross negligence or willful misconduct. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any recital, statement, representation or warranty made by the Borrowers or any of their officers or agents contained in this Loan Agreement or the other Loan Documents or in any certificate or other document delivered in connection therewith; (ii) the performance or observance of any of the covenants or agreements contained in, or the conditions of, this Loan Agreement or the other Loan Documents; (iii) the state or condition of any properties of the Borrowers or any other obligor hereunder constituting Collateral for the Obligations of the Borrowers hereunder, or any information contained in the books or records of the Borrowers;
        (iv) the validity, enforceability, collectibility, effectiveness or genuineness of this Loan Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (v) the validity, priority or perfection of any lien securing or purporting to secure the Obligations or the value or sufficiency of any of the Collateral.

                11.1.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of the taking or failing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan

        Agreement and the other Loan Documents in accordance with any written request of the Requisite Lenders, and each such request of the Requisite Lenders, and any action taken or failure to act by the Agent pursuant thereto, shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required in any event to act, or to refrain from acting, in any manner which is contrary to the Loan Documents or to applicable law.

                11.1.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actual knowledge of the same or has received notice from a Lender or the Borrowers referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent obtains such actual knowledge or receives such a notice, the Agent shall give prompt notice thereof to each of the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Requisite Lenders. Unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Lenders, provided, however, that the Agent shall not accelerate the indebtedness under this Loan Agreement without the prior written consent of the Requisite Lenders.

                11.1.7 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Borrowers and has made its own decision to enter into this Loan Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Loan Agreement and the other Loan Documents.

                11.1.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent, ratably in proportion to their respective Commitments, for (i) any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under this Loan Agreement or the other Loan Documents, (ii) any other expenses incurred by the Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration, amendment, waiver and/or enforcement of this Loan Agreement and the other Loan Documents, and (iii) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any other document delivered in connection therewith or any transaction contemplated thereby, or the enforcement of any of the terms hereof or thereof, provided that no Lender shall be liable for any of the foregoing to the extent that they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the action indemnified against until such additional indemnity is furnished.

                11.1.9 Agent in its Individual Capacity. With respect to its Commitment as a Lender, and the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its subsidiaries and affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Borrowers or any subsidiary or affiliate of the Borrowers as if it were not the Agent hereunder.

                11.1.10 Successor Agent. The Agent may resign at any time by giving thirty (30) days' prior written notice to the Lenders and Borrowers. The Requisite Lenders, for good cause, may remove Agent at any time by giving thirty (30) days' prior written notice to the Agent, the Borrowers and the other Lenders. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation or the Requisite Lenders' giving notice of removal, as the case may be, then the retiring Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Each such successor Agent shall be a financial institution which meets the requirements of an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder, the provisions of this
        Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                11.1.11 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, at the request, or may, upon the consent, of the Requisite Lenders, and provided that the Lenders have given to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Loan Agreement and the other Loan Documents respecting the foreclosure of mortgages, the sale or other disposition of all or any part of the Collateral and the exercise of any other legal or equitable rights or remedies as it may have hereunder or under any other Loan Document or otherwise by virtue of applicable law, or to refrain from so acting if similarly requested by the Requisite Lenders. The Agent shall be fully protected in so acting or refraining from acting upon the instruction of the Requisite Lenders, and such instruction shall be binding upon all the Lenders. The Requisite Lenders may direct the Agent in writing as to the method and the extent of any such foreclosure, sale or other disposition or the exercise of any other right or remedy, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all costs and liabilities incurred in respect of all actions taken or omitted in accordance with such direction, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. The Agent may, in its discretion but without obligation, in the absence of direction from the Requisite Lenders, take such interim actions as it believes necessary to preserve the rights of the Lenders hereunder and in and to any Collateral securing the Obligations, including but not limited to petitioning a court for injunctive relief, appointment of a receiver or preservation of the proceeds of any Collateral. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents, including without limitation the Notes, other than through the Agent.

        11.2 Respecting Loans and Payments.

                11.2.1 Procedures for Warehousing Advances. Agent shall give written notice to each Lender of each request for a Warehousing Advance by facsimile transmission, hand delivery or overnight courier, not later than 11:00 a.m. (Boston time) three (3) Business Days prior to any Warehousing Advance or change of an existing Interest Period for any existing LIBOR Advance. Each such notice shall be accompanied by a written summary of the request for a Warehousing Advance and shall specify (a) the date of the requested Warehousing Advance, (b) the aggregate amount of the requested Warehousing Advance, (c) each Lender's pro rata share of the requested Warehousing Advance, and (d) the applicable Interest Period selected by Borrowers with respect to such Warehousing Advance, or any portion thereof, selected, or deemed selected, by Borrowers. Each Lender shall, before 11:00 a.m. (Boston time) on the date set forth in any such request for a Warehousing Advance, make available to Agent, at an account to be designated by Agent at Fleet National Bank in Boston, Massachusetts, in same day funds, each Lender's ratable portion of the requested Warehousing Advance. After Agent's receipt of such funds and upon Agent's determination that the applicable conditions to making the requested Warehousing Advance have been fulfilled, Agent shall make such funds available to Borrowers as provided for in this Loan Agreement. Within a reasonable period of time following the making of each Warehousing Advance, Agent shall deliver to each Lender a copy of any such Borrower's request for such Warehousing Advance. Promptly after receipt by Agent of written request from any Lender, Agent shall deliver to the requesting Lender the accompanying certifications and such other instruments, documents, certifications and approvals delivered by or on behalf of Borrowers to Agent in support of the requested Warehousing Advance.

                11.2.2 Nature of Obligations of Lenders. The obligations of the Lenders hereunder are several and not joint. Failure of any Lender to fulfill its obligations hereunder shall not result in any other Lender becoming obligated to advance more than its Commitment Percentage of the Loan, nor shall such failure release or diminish the obligations of any other Lender to fund its Commitment Percentage provided herein.

                11.2.3 Payments to Agent. All payments of principal of and interest on the Loan or the Notes shall be made to the Agent by the Borrowers or any other obligor or guarantor for the account of the Lenders in immediately available funds as provided in the Notes and this Loan Agreement. Except as otherwise expressly provided herein, the Agent agrees to use its reasonable best efforts to promptly to distribute to each Lender, on the same Business Day upon which each such payment is made (if received prior to 2:00 p.m. on such Business Day), such
        Lender's proportionate share of each such payment in immediately available funds excluding Liquidation Proceeds which shall be distributed in accordance with Section 11.2.4 below. The Agent shall upon each distribution promptly notify Borrowers of such distribution and each Lender of the amounts distributed to it applicable to principal of, and interest on, the proportionate share held by the applicable Lender. Each payment to the Agent under the first sentence of this Section shall constitute a payment by the Borrowers to each Lender in the amount of such Lender's proportionate share of such payment, and any such payment to the Agent shall not be considered outstanding for any purpose after the date of such payment by the Borrowers to the Agent without regard to whether or when the Agent makes distribution thereof as provided above. If any payment received by the Agent from the Borrowers is insufficient to pay both all accrued interest and all principal then due and owing, the Agent shall first apply such payment to all outstanding interest until paid in full and shall then apply the remainder of such payment to all principal then due and owing, and shall distribute the payment to each Lender accordingly.

                11.2.4 Distribution of Liquidation Proceeds. Subject to the terms and conditions hereof, the Agent shall distribute all Liquidation Proceeds in the order and manner set forth below:

                First: To the Agent, towards any fees and any expenses for which the Agent is entitled to reimbursement under this Agreement or the other Loan Documents not theretofore paid to the Agent.

                Second: To all  applicable  Lenders  in  accordance  with  their proportional share based upon their respective Commitment Percentages until all Lenders have been reimbursed for all expenses which such Lenders have previously paid to the Agent and not theretofore paid to such Lenders.

                Third: To all Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all principal and interest due to such Lenders under the Loan, with each Lender applying such proceeds for purposes of this Agreement first against the outstanding principal balance due to such Lender under the Loan and then to accrued and unpaid interest due under the Loan.

                Fourth: To Fleet  National Bank any costs and expenses  incurred directly by Fleet National Bank as a result of any breach of any Interest Rate Protection Agreements.

                Fifth: To all applicable Lenders in accordance with their proportional share based upon their respective Commitment Percentages until all Lenders have been paid in full all other amounts due to such Lenders under the Loan including, without limitation, any costs and expenses incurred directly by such Lenders to the extent such costs and expenses are reimbursable to such Lenders by the Borrowers under the Loan Documents.

                Sixth: To the Borrowers or such third parties as may be entitled to claim Liquidation Proceeds.

                11.2.5 Adjustments. If, after Agent has paid each Lender's proportionate share of any payment received or applied by Agent in respect of the Loan, that payment is rescinded or must otherwise be returned or paid over by Agent, whether pursuant to any bankruptcy or insolvency law, sharing of payments clause of any loan agreement or otherwise, such Lender shall, at Agent's request, promptly return its proportionate share of such payment or application to Agent, together with the Lender's proportionate share of any interest or other amount required to be paid by Agent with respect to such payment or application.

                11.2.6 Setoff. If any Lender (including the Agent), acting in its individual capacity, shall exercise any right of setoff against a deposit balance or other account of the Borrowers held by such Lender on account of the obligations of the Borrowers under this Loan Agreement, such Lender shall remit to the Agent all such sums received pursuant to the exercise of such right of setoff, and the Agent shall apply all such sums for the benefit of all of the Lenders hereunder in accordance with the terms of this Loan Agreement.

                11.2.7 Distribution by Agent. If in the opinion of the Agent distribution of any amount received by it in such capacity hereunder or under the Notes or under any of the other Loan Documents might involve any liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction or has been resolved by the mutual consent of all Lenders. In addition, the Agent may request full and complete indemnity, in form and substance satisfactory to it, prior to making any such distribution. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over to the same in such manner and to such persons as shall be determined by such court.

                11.2.8 Delinquent Lender. If for any reason any Lender shall fail or refuse to abide by its obligations under this Loan Agreement, including without limitation its obligation to make available to Agent its pro rata share of any Loans, expenses or setoff (a "Delinquent Lender") and such failure is not cured within ten (10) days of receipt from the Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agent, other Lenders, the Borrowers or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Loan Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

                The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

                11.2.9 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any
        Note shall be conclusive and binding on any subsequent holder, transferee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        11.3 Assignment and Participation.

                11.3.1 Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it), upon satisfaction of the following conditions:
        (a) each of the Agent and the Borrowers shall have given its prior written consent to such assignment (provided that, in the case of the Borrowers, such consent will not be unreasonably withheld and shall not be required if a Default or Event of Default shall have occurred and be continuing); (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Loan Agreement, (c) each assignment shall be in an amount that is at least $10,000,000.00 and is a whole multiple of $250,000.00,
        (d) each Lender which is a Lender at the time of such assignment shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000.00, (e) the Agent, in its individual capacity as a Lender, shall retain, free of any such assignment, an amount of its Commitment of not less than $20,000,000.00, and (f) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 13.3.3, be released from its obligations under this Loan Agreement.

                11.3.2 Certain Representations and Warranties. Limitations, Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                        (a) other than the  representation  and warranty that it
                is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

                        (b) the  assigning  Lender  makes no  representation  or
                warranty and assumes no responsibility with respect to the financial condition of the Borrowers and its affiliates, related entities or subsidiaries or any other person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Loan
                Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                        (c) such  assignee  confirms that it has received a copy
                of this Loan Agreement, together with copies of the most recent financial statements provided by the Borrowers as required by the terms of this Loan Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                        (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement;

                        (e) such assignee  represents and warrants that it is an
                Eligible Assignee;

                        (f) such assignee  appoints and  authorizes the Agent to
                take such action as agent on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Loan Agreement are required to be performed by it as a Lender; and

                        (h) such  assignee  represents  and warrants  that it is
                legally authorized to enter into such Assignment and Acceptance.

                11.3.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of ($5,000.00).

                11.3.4 New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new
        Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 11.3.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

                11.3.5 Participations. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of such Lender's rights and obligations under this Loan Agreement and the other Loan Documents; provided that (a) each such participation shall be in a minimum amount of $5,000,000.00, (b) each participant shall meet the requirements of an Eligible Assignee, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers, and (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

                11.3.6 Disclosure. The Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Loan Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

                11.3.7 Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 7.25 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 11.3.7 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Loan Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under
        Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

                11.3.8 Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

        11.4 Administrative Matters.

                11.4.1 Amendment, Waiver, Consent, Etc. Except as otherwise provided herein or as to any term or provision hereof which provides for the consent or approval of the Agent, no term or provision of this Loan Agreement or any other Loan Document may be changed, waived, discharged or terminated, nor may any consent required or permitted by this Loan Agreement or any other Loan Document be given, unless such change, waiver, discharge, termination or consent receives the written approval of the Requisite Lenders.

                Notwithstanding the foregoing, the unanimous written approval of all the Lenders (other than a Defaulting Lender) shall be required with respect to any proposed amendment, waiver, discharge, termination, or consent which:

                        (i) has the effect of (a) extending the final  scheduled
                maturity or the date of any amortization payment of any Loan or Note, (b) reducing the rate or extending the time of payment of interest or fees thereon, (c) increasing or reducing the principal amount thereof, or (d) otherwise postponing or forgiving any indebtedness thereunder,

                        (ii) releases or discharges any material  portion of the
                Collateral other than in accordance with the express provisions of the Loan Documents,

                        (iii) amends,  modifies or waives any provisions of this
                paragraph 11.4.1,

                        (iv)  amends,  modifies  or  waives  any  provisions  of
                Section 2.1.3 and the limitations set forth on Exhibit E or the definition of any term used therein or used in any of the financial covenants set forth in Section 7.26,

                        (v) reduces the  percentage  specified in the definition
                of Requisite Lenders,

                        (vi) except as otherwise provided in the Loan Agreement,
                changes the amount of any Lender's Commitment or Commitment Percentage, or

                        (vii) releases or waives any guaranty of the Obligations
                or indemnifications provided in the Loan Documents;

        and provided, further, that without the consent of the Agent, no such action shall amend, modify or waive any provision of this Article or any other provision of any Loan Document which relates to the rights or obligations of the Agent.

                11.4.2 Deemed Consent or Approval. With respect to any requested amendment, waiver, consent or other action which requires the approval of the Requisite Lenders or all of the Lenders, as the case may be, in accordance with the terms of this Loan Agreement, or if the Agent is required hereunder to seek, or desires to seek, the approval of the Requisite Lenders or all of the Lenders, as the case may be, prior to undertaking a particular action or course of conduct, the Agent in each such case shall provide each Lender with written notice of any such request for amendment, waiver or consent or any other requested or proposed action or course of conduct, accompanied by such detailed background information and explanations as may be reasonably necessary to determine whether to approve or disapprove such amendment, waiver, consent or other action or course of conduct. The Agent may (but shall not be required to) include in any such notice, printed in capital letters or boldface type, a legend substantially to the following effect:

        "THIS COMMUNICATION REQUIRES IMMEDIATE RESPONSE. FAILURE TO RESPOND WITHIN TEN (10) CALENDAR DAYS FROM THE RECEIPT OF THIS COMMUNICATION SHALL CONSTITUTE A DEEMED APPROVAL BY THE ADDRESSEE OF THE ACTION
        REQUESTED BY THE BORROWERS OR THE COURSE OF CONDUCT PROPOSED BY THE AGENT AND RECITED ABOVE,"

        and if the foregoing legend is included by the Agent in its communication, a Lender shall be deemed to have approved or consented to such action or course of conduct for all purposes hereunder if such Lender fails to object to such action or course of conduct by written notice to the Agent within ten (10) calendar days of such Lender's receipt of such notice.

12. GENERAL PROVISIONS.

        12.1 Notices. Any notice or other communication in connection with this Loan Agreement, the Note, or any of the other Loan Documents (a "Notice"), shall be in writing, and (i) deposited in the United States Mail, postage prepaid, by registered or certified mail, or (ii) hand delivered by any commercial recognized courier service or overnight delivery service such as Federal Express, or (iii) sent by facsimile transmission if a FAX Number is designated below, addressed:

               If to Borrowers:

                      PW Funding Inc.
                      200 Old Country Road, Suite 580
                      Mineola, New York 11501
                      FAX Number: (516) 873-0080
                      Attention: Chief Financial Officer

                      Cambridge Healthcare Funding Inc.
                      200 Old Country Road, Suite 580
                      Mineola, New York 11501
                      FAX Number: (516) 873-0080
                      Attention: Chief Financial Officer

                      Larson Financial Resources, Inc.
                      150 Morristown Road, Suite 201
                      Bernardsville, New Jersey 07924
                      FAX Number: (516) 873-0080
                      Attention: Chief Financial Officer


                with copies by regular mail or such hand delivery or facsimile transmission to:

                      Proskauer Rose LLP
                      1585 Broadway
                      New York, New York 10036
                      FAX Number: (212) 969-2900
                      Attention: Steven Fishman, Esquire

If to Lender:

                      Fleet National Bank
                      One Federal Street
                      Boston, Massachusetts 02110
                      FAX Number: (617) 346-4670
                      Attention: Mr. John F. Simon
                      Mail Stop: MA DE 10304X

        with copies by regular mail or such hand delivery or facsimile transmission to (which shall not constitute notice):

                      Riemer & Braunstein LLP
                      Three Center Plaza
                      Boston, Massachusetts 02108
                      FAX Number: (617) 880-3456
                      Attention: Ronald N. Braunstein, Esquire


If to a Lender:       To such address for such Lender as appears on Schedule 1.

Any such addressee may change its address for such notices to such other address in the United States as such addressee shall have specified by written notice given as set forth above. All periods of notice shall be measured from the deemed date of delivery.

        A notice shall be deemed to have been given, delivered and received for the purposes of all Loan Documents upon the earliest of: (i) if sent by such certified or registered mail, on the third Business Day following the date of postmark, or (ii) if hand delivered at the specified address by such courier or overnight delivery service, when so delivered or tendered for delivery during customary business hours on a Business Day, or (iii) if so mailed, on the date of actual receipt as evidenced by the return receipt, or (iv) if so delivered, upon actual receipt, or (v) if facsimile transmission is a permitted means of giving notice, upon receipt as evidenced by confirmation.

        12.2 Payments to be Charged as an Advance. Any payments required by this Agreement, the Notes or any of the other Loan Documents may (but not before the due date thereof) be deducted by Lender from the amount, if any, not already advanced, and the same shall be deemed to be a loan, or may be deducted from any Loan due hereunder. Any attorneys' fees, inspection fee, or any other expense payable by Borrowers as herein provided for, or incurred in connection with the examination of the Collateral for the Loan, any tangible or intangible assets of the Borrowers, the drafting of the Loan Documents and other instruments evidencing or securing the Obligations and all other Loan Documents may be likewise deducted from the amounts, if any, not already advanced or from any Loan payable to Borrowers and, in any event, charged as a Loan hereunder, but only to the extent payable by the Borrowers pursuant to Section 7.24 hereof.

        12.3 Parties Bound; Integration. The provisions of this Agreement and of each of the other Loan Documents shall be binding upon and inure to the benefit of Borrowers and the Agent and each of the Lenders and their respective successors and assigns, except as otherwise prohibited by this Agreement or any of the other Loan Documents.

        This Agreement is a contract by and among Borrowers, Agent and each of the Lenders for their mutual benefit, and no third person shall have any right, claim or interest against either Agent, any of the Lenders, or Borrowers by virtue of any provision hereof.

        This Agreement is intended by the Borrowers, the Agent and the Lenders as the final, complete and exclusive statement of the transactions evidenced by this Agreement. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this

Agreement, and no party is relying on any promise, agreement or understanding not set forth in this Agreement.

        12.4 Waivers, Extensions and Releases. Except as otherwise provided herein, Agent may, unless otherwise directed by the Requisite Lenders, at any time and from time to time waive any one or more of the conditions contained herein or in any of the other Loan Documents, or extend the time of payment of the Loan, or release portions of the Collateral from the provisions of this Agreement and from the Security Documents, but any such waiver, extension or release shall be deemed to be made in pursuance and not in modification hereof, and any such waiver in any instance, or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

        12.5  Governing  Law;  Consent to  Jurisdiction;  Mutual  Waiver of Jury
Trial.

                12.5.1 Substantial Relationship. It is understood and agreed that all of the Loan Documents were negotiated, executed and delivered in the Commonwealth of Massachusetts, which Commonwealth the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

                12.5.2 Place of Delivery. Borrowers agree to furnish to Agent at the Agent's office in Boston, Massachusetts all further instruments, certifications and documents to be furnished hereunder.

                12.5.3 Governing Law. This Agreement and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

        12.6 Consent to Jurisdiction. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 12.1. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

        12.7 JURY TRIAL WAIVER. BORROWERS, AGENT AND LENDERS (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF AGENT OR ANY LENDER RELATING TO THE

ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDERS TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

        12.8 Survival. All representations, warranties, covenants and agreements of Borrowers herein or in any other Loan Document, or in any notice, certificate, or other paper delivered by or on behalf of Borrowers pursuant hereto are significant and shall be deemed to have been relied upon by Agent and each of the Lenders notwithstanding any investigation made by Agent or each of the Lenders or on its behalf and shall survive the delivery of the Loan Documents and the making of the Loan and each advance pursuant thereto. No review or approval by Agent or the Lenders, or by any of their consultants or representatives, of any opinion letters, certificates by professionals or other item of any nature shall relieve Borrowers or anyone else of any of the obligations, warranties or representations made by or on behalf of Borrowers under any one or more of the Loan Documents.

        12.9 Cumulative Rights. All of the rights of the Agent and the Lenders hereunder and under each of the other Loan Documents and any other agreement now or hereafter executed in connection herewith or therewith, shall be cumulative and may be exercised singly, together, or in such combination as Lender may determine in its sole good faith judgment.

        12.10 Claims Against Agent or Lenders.

                12.10.1 Borrowers Must Notify. The Agent and each of the Lenders shall not be in default under this Agreement, or under any other Loan Document, unless a written notice specifically setting forth the claim of Borrowers shall have been given to Agent and each of the Lenders within thirty (30) days after Borrowers first had actual knowledge or actual notice of the occurrence of the event which Borrowers alleges gave rise to such claim and the Agent or such Lender, as the case may be, does not remedy or cure the default, if any there be, with reasonable promptness thereafter. Such actual knowledge or actual notice shall refer to what was actually known by, or expressed in a written notification furnished to any Authorized Representative.

                12.10.2 Remedies. If it is determined by the final order of a court of competent jurisdiction, which is not subject to further appeal, that Agent or any of the Lenders has breached any of its obligations under the Loan Documents and has not remedied or cured the same with reasonable promptness following notice thereof, Agent's and each of the Lender's responsibilities shall be limited to: (i) where the breach consists of the failure to grant consent or give approval in violation of the terms and requirements of a Loan Document, the obligation to grant such consent or give such approval and to pay Borrowers' reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings; and (ii) the case of any such failure to grant such consent or give such approval, or in the case of any other such default by Agent or any of the Lenders, where it is also so determined that Agent or any of the Lenders acted in bad faith, the payment of any actual, direct, compensatory damages sustained by Borrowers as a result thereof plus Borrowers' reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements in connection with such court proceedings.

                12.10.3 Limitations. In no event, however, shall Agent and any of the Lenders be liable to Borrowers or anyone else for other damages such as, but not limited to, indirect, speculative or punitive damages whatever the nature of the breach by Agent or any of the Lenders of its obligations under this Loan Agreement or under any of the other Loan Documents. In no event shall Agent or any of the Lenders be liable to Borrowers or anyone else unless a written notice specifically setting forth the claim of Borrowers shall have been given to Agent and each of the Lenders within the time period specified above.

        12.11 Obligations Absolute. Except to the extent prohibited by applicable law which cannot be waived, the Obligations of Borrowers under the Loan Documents shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including, without limitation, the existence of any claim, set off, defense or other right which Borrowers may have at any time against Agent or any of the Lenders whether in connection with the Loan or any unrelated transaction.

        12.12 Counterparts. This Loan Agreement and each other Loan Document may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such loan agreement is sought.



        12.13 Time Of the Essence. Time is of the essence of each provision of this Agreement and each other Loan Document.

        12.14 No Oral Change. This Loan Agreement and each of the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought (except no such writing shall be required for any party which, pursuant to a specific provision of any Loan Document, is required to be bound by changes without such party's assent). In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealings or the like be effective to amend, terminate, extend or otherwise modify this Loan Agreement or any of the other Loan Documents.

        12.15 Monthly Statements. While Agent may issue invoices or other statements on a monthly or periodic basis (a "Statement"), it is expressly acknowledged and agreed that: (i) the failure of Agent to issue any Statement on one or more occasions shall not affect Borrowers' obligations to make payments under the Loan Documents as and when due; (ii) the inaccuracy of any Statement shall not be binding upon the Agent or the Lenders and so Borrowers shall always remain obligated to pay the full amount(s) required under the Loan Documents as and when due notwithstanding any provision to the contrary contained in any Statement; (iii) all Statements are issued for information purposes only and shall never constitute any type of offer, acceptance, modification, or waiver of the Loan Documents or any of the Agent's or Lenders' rights or remedies thereunder; and (iv) in no event shall any Statement serve as the basis for, or a component of, any course of dealing, course of conduct, or trade practice which would modify, alter, or otherwise affect the express written terms of the Loan Documents.


      [remainder of page left intentionally blank; signatures on next page]

        IN WITNESS WHEREOF this Agreement has been duly executed and delivered as a sealed instrument at Boston, Massachusetts this _____ day of December, 2001.

        BORROWERS:                          PW FUNDING INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            CAMBRIDGE HEALTHCARE FUNDING INC.


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            LARSON FINANCIAL RESOURCES, INC.

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

        AGENT:                              FLEET NATIONAL BANK

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


        LENDER:                             FLEET NATIONAL BANK

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                             EXHIBITS AND SCHEDULES:


                                                                        Section
                                                                      Reference
                                                                         Number
                                                                         ------

Exhibit A         -      Definitions                                      1.1

Exhibit B         -      Procedures and Documentation for Warehousing
                         Advances                                         2.3.2

Exhibit C         -      Form of Request for Warehousing Advances         2.3.2

Exhibit D         -      Guaranty of Other Borrowers' Obligations         2.1

Exhibit E         -      Eligible Loans and Other Assets                  2.1.3

Exhibit F         -      Form of Assignment and Acceptance Agreement      11.3.1

Exhibit G         -      Form of Lenders' Notes

Exhibit H         -      Form of Compliance Certificate


Schedule 1        -      Lenders and Commitments

Schedule 4        -      Authorized Representatives                        4

Schedule 6.7.2    -      Ownership, Subsidiaries and Taxpayer
                         Identification Numbers

Schedule 6.14     -      Transactions with Affiliates

Schedule 6.20     -      Servicing Portfolio

Schedule 6.22     -      Assumed Names

Schedule 7.7      -      Insurance

Schedule 7.12     -      Existing Loan Arrangements

Schedule 7.14.1   -      Permitted Existing Indebtedness

Schedule 7.14.2   -      Permitted Existing Liens

                           EXHIBIT A TO LOAN AGREEMENT
                           ---------------------------

                                   DEFINITIONS
                                   -----------


Accounts has the meaning given that term in the UCC.

Acquisition Facility means that certain revolving acquisition facility of even date herewith by and among Charter Mac Corporation, the Agent, Fleet National Bank as a lender, and such other Persons which may become party thereto, as the same may be modified, amended or restated from time to time.

Adjusted EBITDA means, with respect to any fiscal period of Borrowers, on consolidated basis (among themselves), (i) the Net Income, plus (ii) the amount of income tax expense deducted in calculating net income for that period, minus
(iii) the amount of income taxes actually paid during that period, plus (iv) depreciation, amortization and other non-cash items deducted in calculating Net Income for that period, minus (v) non-cash revenue included in calculating net income for that period, plus (vi) the amount of interest expense payable with respect Indebtedness (including, without limitation, the Loan) and deducted in calculating net income for that period. All intercompany (among the Borrowers and Charter Mac Corporation) transactions and allocations shall be eliminated in computing Borrowers' EBITDA for any period.

Adjusted LIBO Rate means for each Interest Period the rate per annum obtained by dividing (i) LIBO for such Interest Period, by (ii) a percentage equal to one hundred percent (100%) minus the maximum reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirements (including, without limitation, any basic, supplemental, marginal and emergency reserve requirements) for Agent (or of any subsequent holder of a Note hereunder which is subject to such reserve requirements) in respect of liabilities or assets consisting of or including Eurocurrency liabilities (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the Interest Period.

Adjusted Tangible Net Worth means Tangible Net Worth, less any assets (to the extent not otherwise excluded) as would be excluded by HUD, Fannie Mae, or Freddie Mac in calculating adjusted net worth in accordance with their respective requirements, and valuing Servicing Rights at the lower of GAAP book value or Appraised Value at such time.

Advance Rate means, as to any type of Eligible Loan, the advance rate therefor specified in Exhibit E.

Affiliate means, for any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of, voting securities, by contract. or otherwise.

Agency Security means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mae or Ginnie Mae.

Agent means Fleet National Bank, acting as agent for the Lenders.

Agreement means this Mortgage Warehousing Credit and Security Agreement, as it hereafter may be amended, modified, supplemented, or restated from time to time.

Agreement Date means the date as of which this Agreement is dated.

Appraised Value means, as to any Servicing Rights, as of any date of determination, the market value of such Servicing Rights as shown on the most recent appraisal required to be delivered pursuant to Section 7.23.2 hereof (or any interim or updated appraisal prepared by an Approved Servicing Rights Appraiser) and applied to the then outstanding principal balance of the subject Serviced Loans.

Approved Servicing Rights Appraiser means The Prestwick Mortgage Group or another independent third party proposed by the Borrower and approved by the Agent, in its discretion.

Appraised Property Value means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

Approved Custodian means a pool custodian or other Person that Agent deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

Assigned Collateral Documents means the assignment of the Collateral Documents to the Agent for the ratable benefit of the Lenders which are required to be delivered to the Agent pursuant to the terms hereof in connection with each Warehousing Advance.

Authorized Representatives as defined in Section 4 and listed on Schedule 4.

Business Day means any day of the year on which offices of Fleet National Bank are not required or authorized by law to be closed for business in Boston, Massachusetts. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

Cash Collateral Account means a demand deposit account maintained at the Agent, in the Agent's name (as Agent for the Lenders) and designated for receipt of the proceeds of the sale or other disposition of Collateral.

Cash Equivalents mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's and
(vii) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed $100,000 in the aggregate at any time at any such bank.

Closing Date  means the Agreement Date.

Collateral as defined in Section 3.1.

Collateral Documents means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents executed in connection with or relating to the Mortgage Loan, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, if applicable, the appraisal, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, (e) any other document listed in Exhibit B, and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

Commerce Line means Larson's Indebtedness in favor of Commerce Bank under that certain Loan and Security Agreement dated June 6, 2000, as amended October 5, 2000.

Commercial Mortgage Loan has the meaning set forth in Exhibit E.

Commercial Property means an improved, income-producing commercial real property that is not a Multifamily Property or Health Care Facility.

Commitment  shall mean,  with  respect to each  Lender,  the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make advances to the Borrower, as may be amended from time to time by the Agent as provided in
Section 10.

Committed Purchase Price means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in a Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in a Purchase Commitment for the Agency Security.

Commitment Percentage means, with respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, as may be amended from time to time by the Agent as provided in Section 11.

Constituent Documents means, with respect to any Person, its articles or certificate of incorporation, constitution, bylaws, partnership agreements, organizational documents, limited liability company agreements, or such other document as may govern such entity's formation or organization.

Contractual Obligation means, for any Person, any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

Debt Service means for any fiscal period of the Borrowers, the sum of (i) the expenses of the Borrowers for such period for interest payable with respect to all Indebtedness (including, without limitation, under the Facility) and all fees paid on account of or with respect thereto, plus (ii) principal payments made or required to be made on account of Indebtedness for such period, in each case determined in accordance with GAAP.

Debt Service Coverage Ratio means, for any fiscal period, the ratio of (i) Adjusted EBITDA for such period, to (ii) the aggregate Debt Service for such period.

Default as defined in Section 9.1.

Delinquent Lender as defined in Section 11.2.8.

Designated Loans as defined in Section 3.3.1.

Dollars (and the symbol "$") shall mean lawful money of the United States.

Eligible Assignee shall mean (a) a Lender,  (b) an Affiliate of any Lender,  and
(c) any other Person approved by the Agent.

Eligible  Loan  means  a  Mortgage  Loan  that   satisfies  the  conditions  and
requirements of Exhibit E and other applicable provisions of this Agreement for supporting a Warehousing Advance.

Eligible Mortgage Pool means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and
(c) the Agency Security will be delivered to Lender.

ERISA and ERISA Plan each as defined in Section 6.9.

Event of Default as defined in Section 9.1.

Facility as defined in Section 1.2.

Facility Fee as defined in Section 2.5.3.

Fair Market Value means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Agent based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Agent deems appropriate in its sole discretion.

Fannie Mae means the Federal National Mortgage Association, and any successor.

Fannie Mae Agreements as defined in Section 3.3.1.

Fannie Mae Reserve Account means that certain lender reserve account established in favor of Fannie Mae by PWF and maintained at State Street Bank and Trust Company pursuant to that certain Delegated Underwriting and Servicing Reserve Agreement effective as of May 29, 1996 by and among Fannie Mae, PWF and State Street Bank and Trust Company, as amended and in effect.

Fannie Mae Servicing Contracts  as defined in Section 3.3.1

Fannie Mae Loan Loss Reserves means reserves established by the Borrowers to absorb estimated future losses related to Fannie Mae DUS Mortgage Loans.

Fannie Mae DUS Mortgage Loans means a permanent mortgage on a multifamily property originated under Fannie Mae's Delegated Underwriting and Servicing Guide.

Federal Funds Rate means for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

Fee Letter means that certain fee letter dated on or about the date hereof by and between the Borrowers and the Agent, as the same may be modified or amended from time to time.

FHA means the Federal Housing Administration and any successor agency or other entity.

FHA Construction Mortgage Loan has the meaning set forth in Exhibit E.

FHA Project Mortgage Loan has the meaning set forth in Exhibit E.

First Mortgage means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

First Mortgage Loan means a Mortgage Loan secured by a First Mortgage.

Forward Commitments means mortgage loans which Fannie Mae has committed to purchase in accordance with the requirements of Fannie Mae's product, subject to satisfaction of specified underwriting conditions.

Freddie Mac means the Federal Home Loan Mortgage Corporation, and any successor.

Guarantor(s) means, singly and collectively, each of Charter Municipal Mortgage Acceptance Company, a Delaware business trust, and Charter MAC Corporation, of which PWF is a Subsidiary.

Guaranty(ies) mean each Guarantor's Guaranty of even date herewith, as the same may hereafter be modified or amended.


General Intangibles has the meaning given that term in the UCC.

Generally Accepted Accounting Principles or GAAP means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

Gestation Agreement means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

Ginnie Mae means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

Governmental Authority means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.
Governmental Authorization means any permit, license, authorization, plan, directive, consent order, or consent decree of or from any Governmental Authority.

Health Care Facility means a retirement service center, a board and care facility, an intermediate care facility, a nursing home or a hospital.

Hedging Arrangement means an arrangement designed to protect a Person from fluctuations interest rates or asset values.

HUD means the Department of Housing and Urban Development, and any successor agency or other entity.

Indebtedness means all obligations, contingent and otherwise, that in accordance with Generally Accepted Accounting Principles should be classified upon the consolidated balance sheet of a Borrower and the Borrower's Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Borrower and their Subsidiaries and all obligations representing the deferred purchase price of property, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments;
(c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others or otherwise, including any obligations with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries; but excluding, in all events obligations arising under operating leases and accounts payable arising in the ordinary course of business.

Indemnified Party as defined in Section 7.25.

Intangible Assets means, at the time of determination, those assets of any Borrower on a consolidated basis (among themselves) that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

Interest Period

        (A) The term "Interest Period" means with respect to each LIBOR Advance: a period of one (1) week, one (1), two (2) or three (3) consecutive months, or such other time period expressed in a number of days which is greater than thirty (30) but less than sixty (60) (any such period being referred to as an "Odd Period Interest Period"), subject to availability, as selected, or deemed selected, by the Borrower at least two (2) Business Days prior to the Loan, or, if an advance is already outstanding, at least two (2) Business Days prior to the end of the then current Interest Period. Each such Interest Period shall commence on the Business Day so selected, or deemed selected, by the Borrower and shall end on the numerically corresponding day in the first, third or sixth month thereafter, as applicable. Provided, however: (i) if there is no such numerically corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (ii) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day or if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day, and (iii) if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

        (B) The term "Interest Period" shall mean with respect to each Variable Rate Advance consecutive periods of one (1) day each.

        (C) No Interest Period may be selected which would end beyond the then Maturity Date of the Loan (as actually extended) . If the last day of an Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except as provided above in clause (A) relative to a LIBOR Advance.

Investment shall mean the acquisition of any real or tangible personal property or of any stock or other security, any loan, advance, bank deposit, money market fund, contribution to capital, extension of credit (except for accounts receivable arising in the ordinary course of business and payable in accordance with customary terms) , or purchase or commitment or option to purchase or otherwise acquire real estate or tangible personal property or stock or other securities of any party or any part of the business or assets comprising such business, or any part thereof.

Investor means Fannie Mae, Freddie Mac or a financially responsible private institution that Lender deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

Late Charges as defined in Section 2.4.14.

Legal Requirements shall mean all applicable federal, state, county and local laws, by-laws, rules, regulations, codes and ordinances, and the requirements of any governmental agency or authority having or claiming jurisdiction with respect thereto, including, but not limited to, those applicable to zoning, subdivision, building, health, fire, safety, sanitation, the protection of the handicapped, and environmental matters and shall also include all orders and directives of any court, governmental agency or authority having or claiming jurisdiction with respect thereto.

Lenders means, on any date of determination, the financial institutions named on Schedule ___, and, subject to the terms and conditions of this Agreement, their respective successors and assigns.

LIBO Rate means, as applicable to any LIBOR Advance, the rate per annum as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the Interest Period applicable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBO shall be the rate (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) , determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period applicable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period applicable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two (2) London Banking Days preceding the first of such LIBOR Advance. With respect to an Odd Period Interest Period, LIBO shall be determined by the Agent, in good faith, using the above methodology as nearly as may be practicable in light of the actual number of days in such Odd Period Interest Period. In the event that Lenders are unable to obtain any such quotation as provided above, it will be deemed that LIBO pursuant to a LIBOR Advance cannot be determined.

LIBOR Advance means any Warehousing Advance outstanding under this Agreement which pursuant to this Agreement bears interest at the LIBOR Rate.

LIBOR Rate means the per annum rate equal to the Adjusted LIBO Rate plus 125 basis points.

Lien means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

Liquidation Proceeds means amounts received by the Agent and/or the Lenders in the exercise of the rights and remedies under the Loan Documents.

Loan as defined in Section 2.1.1.

Loan Agreement as defined in the Preamble.

Loan Documents as defined in Section 3.8.

Loan-to-Value Ratio means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

London Banking Day The term "London Banking Day" means any day on which dealings in deposits in Dollars are transacted in the London interbank market.

Longwood Loan means the construction mortgage loan relating to the Longwood Apartments, Cleveland, Ohio.

Maturity Date means the earlier of December 23, 2002, or the date upon which the whole of the Commitments are terminated or the Loan is accelerated in accordance with applicable provisions of this Agreement.

Mortgage means a mortgage or deed of trust on real property that is improved and substantially completed.

Mortgage-backed Securities means securities that are secured or otherwise backed by Mortgage Loans .

Mortgage Loan means any loan evidenced by a Mortgage Note and secured by a Mortgage.

Mortgage Note means a promissory note secured by one or more Mortgages.

Mortgage Note Amount means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

Mortgage Pool means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

Multifamily Property means real property that contains or that will contain more than 4 dwelling units.

Net Income means with respect to any fiscal period, the net income (or deficit) of the Borrowers on consolidated basis (among themselves) after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP

Non-Agency Mortgage Loan has the meaning set forth in Exhibit E.

Notes means the promissory notes of the Borrowers, substantially in the form of Exhibit G hereto, evidencing the obligation of the Borrowers to repay the Loan, and all renewals and extensions of all or any part thereof.

Notice as defined in Section 12.1.

Obligations The Facility and the Loan together with interest thereon and all other charges and amounts payable by, and all other obligations of, Borrowers to the Agent and the Lenders, including, without limitation, whenever incurred, direct or indirect, absolute or contingent.

Operating Account means, with respect to each Borrower, a demand deposit account maintained at the Agent in such Borrower's name and designated for funding that portion of each Eligible Loan not funded by a Warehousing Advance made against that Eligible Loan and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

Other Mortgage Loans means loan originated or serviced by PWF for insurance companies, savings banks and other financial institutions but excluding Fannie Mae, Freddie Mac, and FHA loans.

Permitted Intercompany Subordinated Debt means indebtedness owed by PWF and/or one or both of the PWF Subsidiaries to an Affiliate (other than one another), which indebtedness has a maturity date which is later than the Maturity Date, and which is subordinate to the Obligations pursuant to a subordination agreement reasonably satisfactory to the Agent.

PBGC means the Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permitted Distributions as defined in Section 7.15.2.

Permitted Transfers means transfers of the common stock of PWF required or permitted to be made by any party under the Stock Purchase Agreement or the Pledge and Security Agreements (each as defined in the Acquisition Agreement).

Person means any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Pledged Assets means, collectively, Pledged Loans, and Pledged Securities.

Pledged Hedging Account as defined in Section 3.1.9.

Pledged Hedging Agreement as defined in Section 3.1.9.

Pledged Loans has the meaning set forth in Section 3.1.2.

Pledged Securities has the meaning set forth in Section 3.1.3.

Present Value The term "Present Value" means the value at the applicable maturity discounted to the date of prepayment using the Treasury Rate.

Prime Rate The term "Prime Rate" means the per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

Property means a Multifamily Property or Health Care Facility securing a Mortgage Loan. Property Debt Service Coverage Ratio means, for any Commercial Property that secures a Commercial Mortgage Loan pledged or to be pledged under this Agreement, the ratio of (a) the projected net operating income of the Commercial Property to (b) projected interest expense and scheduled payments in respect of the Commercial Mortgage Loan for the 12 months after the date of determination.

Purchase Commitment means a written commitment, in form and substance satisfactory to Agent, issued in favor of any Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities .

Receivables as defined in Section 3.1.8.

Register as defined in Section 11.3.3.

Release Amount as defined in Section 3.4.6.

Reportable Event as defined in Section 6.9.

Requisite Lenders as of any date, (i) if there are two (2) or fewer Lenders holding Commitments, Requite Lenders shall mean all such Lenders, or (ii) if there are three (3) or more Lenders holding Commitments, Requisite Lenders shall mean the Lenders holding at least sixty-five percent (65%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute at least sixty-five percent (65%) of the Total Commitment.
RFC Line means Borrowers' existing Revolving Warehouse Line with Residential Funding Corporation dated October 1, 2001.

Security Documents as defined in Section 3.8.

Second Mortgage means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

Second Mortgage Loan means a Mortgage Loan secured by a Second Mortgage.

Security means

Selling Stockholders means those Persons constituting the "Stockholders" as that term is defined in the Stock Purchase Agreement.

Serviced Loans means each of those loans secured by a mortgage lien on a multi-family residential property, health care facility, senior citizen facility or other property, with respect to which any

Borrower provides servicing or subservicing (but only if such subservicing is technically styled as subservicing but is performed under a contract directly between a Borrower and Fannie Mae, Freddie Mac, GNMA or the master services under a private mortgage related security program) pursuant to a Servicing Contract.

Servicing Contract means each direct agreement with the owner of the subject Serviced Loans, as it may be amended, pursuant to which any Borrower services the Serviced Loans.

Servicing Portfolio means the Borrowers' right to service Serviced Loans.

Servicing Rights means all rights of any Borrower as a servicing or subservicing (but only if such subservicing is technically styled as subservicing but is performed under a contract directly between a Borrower and Fannie Mae, Freddie Mac, GNMA or the master services under a private mortgage related security program) of Serviced Loans.

Single Purpose Entity means any Person whose sole asset is a Property or a Commercial Property and such other assets incidental to the ownership or operation of the foregoing.

Servicing Contracts means any Servicing Contract pursuant to which Borrower services Serviced Loans

Stock Purchase Agreement means that certain Stock Purchase Agreement dated as of October 24, 2001, by and among the Charter Mac Corporation and the PWF Stockholders of PWF, as amended by a certain First Amendment to Stock Purchase Agreement dated November 21, 2001, and by a certain Second Amendment to Stock Purchase Agreement dated December 24, 2001, and including all schedules and exhibits thereto.

Subsidiary means any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests of such entity..

Tangible Net Worth means, as to the Borrowers (on a consolidated basis among themselves), as of the date of determination, the excess of such Persons' Total Assets over Total Liabilities, plus Fannie Mae Loan Loss Reserves, to the extent otherwise included in determining "Tangible Net Worth," and any Permitted Intercompany Subordinated Debt. For purposes of calculating the Tangible Net Worth of PWF and the PWF Subsidiaries, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Indebtedness of such Persons, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear in "Consolidated Audit Guide for Audits of HUD Programs," and other assets Agent deems unacceptable, in its sole discretion, must be excluded from such Persons Total Assets.

Third Party Originated Loan means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

Total Assets means, at the time of determination, all assets of the Borrowers on a consolidated basis (among themselves) determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered pursuant to the Agreement.

Total Commitment The sum of the Commitments of the Lenders, as in effect from time to time

Total Liabilities means as to the Borrowers (on a consolidated basis among themselves), as of the date of determination, all liabilities of the Borrowers determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered pursuant to the Agreement and all indebtedness and contingent obligations of Borrowers (on a consolidated basis among themselves), whether or not so classified, including all redemption obligations, hedging liabilities, and off-balance sheet financial transactions as to which there is recourse to any Borrower.

Treasury Rate means, as of the date of any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Agent) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

Trust Receipt means a trust receipt in a form approved by and under which Lender may deliver any document relating to the Collateral to a Borrower for correction or completion.

UCC means the Uniform Commercial Code in effect in the Commonwealth of Massachusetts, or any other applicable jurisdiction.

Variable Rate The term "Variable Rate" means a per annum rate equal at all times to the Prime Rate plus 12.5 basis points, with changes therein to be effective simultaneously with any change in the Prime Rate.

Variable Rate Advance The term "Variable Rate Advance" means any principal amount outstanding under this Agreement which pursuant to this Agreement bears interest at the Variable Rate.

Warehousing Advance means a disbursement by the Lenders under the Facility.

Warehousing Advance Request as defined in Section 2.3.1.

Warehousing Collateral Value means, as of any date of determination, (a) with respect to any Eligible Loan, the lesser of (1) the amount of the Warehousing Advance permitted against such Eligible Loan under Exhibit E or (2) the Fair Market Value of such Eligible Loan; and (b) if Eligible Loans have been exchanged for Agency Securities, the lesser of (1) the amount of any Warehousing Advances outstanding against the Eligible Loans backing the Agency Securities or
(2) the Fair Market Value of the Agency Securities.

Warehousing Commitment means the obligation of Lenders to make Warehousing Advances or to the Borrowers under Section 2.1.1.

Warehouse Commitment Amount means $100,000,000.

Warehouse Loans means each of (i) those closed loans held by any Borrower secured by a mortgage lien on a multi-family residential property, health care facility, senior citizen facility or other property, (ii) those pending loans as to which (a) any Borrower has give given a commitment to lend or have committed to purchase at a specified interest rate other than Forward Commitments or (b) a Freddie Mac loan commitment at a specified interest rate has been executed by Freddie Mac and the borrower.